                                                                 EXHIBIT 10.15



                                   $15,000,000

                           WAREHOUSE CREDIT AGREEMENT

                                      among

                           E-LOAN, INC., as Borrower,

                      COOPER RIVER FUNDING INC., as Lender

                                       and

                  GE CAPITAL MORTGAGE SERVICES, INC., as Agent

                            Dated as of June 24, 1998

                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
SECTION 1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION                      1

         1.01 Defined Terms                                                1
         1.02 Principles of Construction                                   14

SECTION 2. AMOUNT AND TERMS OF CREDIT                                      15

         2.01 Commitment                                                   15
         2.02 Minimum Borrowing Amount                                     15
         2.03 Pledge of Collateral                                         15
         2.04 Request for Advance                                          16
         2.05 Disbursement of Funds                                        16
         2.06 Note                                                         16
         2.07 Interest                                                     17

SECTION 3. FEES                                                            17

         3.01 Fees                                                         17

SECTION 4. PREPAYMENTS; PAYMENTS                                           18

         4.01 Voluntary Prepayments                                        18
         4.02 Mandatory Prepayments                                        18
         4.03 Release of Collateral; Substitution                          20
         4.04 Sale of Collateral to Investors                              21
         4.05 Method and Place of Payment                                  22
         4.06 Net Payments                                                 22

SECTION 5. CONDITIONS PRECEDENT                                            22

         5.01 Execution of Agreement; Note                                 22
         5.02 No Default; Representations and Warranties                   22
         5.03 Request for Advance                                          22
         5.04 Opinion of Counsel                                           23
         5.05 Diligence                                                    23
         5.06 Corporate Documents; Proceedings                             23
         5.07 Financial Statements                                         23
         5.08 Mandatory Prepayment                                         23
         5.09 Warehouse Security Agreement                                 24
         5.10 No Adverse Change                                            24
         5.11 Insurance                                                    24
         5.12 [Intentionally omitted]                                      24
         5.13 Delivery of the Collateral                                   24
         5.14 Fees                                                         25
         5.15 No Litigation                                                25
         5.16 Liquidity Agreement                                          25
         5.17 Acknowledgment                                               25
         5.18 Legal or Regulatory Proceedings                              25
         5.19 Guaranty Agreement                                           25
         5.20 Support Agreement                                            25
         5.21 Intercreditor Agreement                                      25
         5.22 Treatment of Existing Liens                                  26

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS                      26

         6.01 Corporate Status                                             26
         6.02 Corporate Power and Authority                                26
         6.03 No Violation                                                 26
         6.04 Governmental Approvals                                       27
         6.05 Financial Statements; Financial Condition; Undisclosed
              Liabilities; etc.                                            27
         6.06 Litigation                                                   27
         6.07 True and Complete Disclosure                                 27
         6.08 Use of Proceeds; Margin Regulations                          28
         6.09 Tax Returns and Payments                                     28
         6.10 Compliance with ERISA                                        28
         6.11 Capitalization                                               28
         6.12 Subsidiaries                                                 29
         6.13 Compliance with Statutes, etc                                29
         6.14 Investment Company Act                                       29
         6.15 No Burdensome Agreement                                      29
         6.16 Security Interests                                           29
         6.17 Registration                                                 29
         6.18 Representations Relating to the Mortgage Loans               30
         6.19 Representations Relating to the Mortgage-backed Securities   31
         6.20 Insurance                                                    31
         6.21 Title to Property                                            32
         6.22 No Recourse Sales                                            32
         6.23 Fictitious Names                                             32

SECTION 7. AFFIRMATIVE COVENANTS                                           32

         7.01 Information Covenants                                        32
         7.02 Books, Records and Inspections                               35
         7.03 Maintenance of Property, Insurance                           35
         7.04 Corporate Franchises                                         36
         7.05 Compliance with Statutes, etc.                               36
         7.06 ERISA                                                        36
         7.07 Performance of Obligations                                   37
         7.08 Mortgage Loans                                               37
         7.09 Payment of Taxes                                             37
         7.10 Corporate Separateness                                       38
         7.11 Collateral                                                   38
         7.12 Portfolio Hedging Arrangements                               38
         7.13 Borrowing Base Valuation Reports                             38

SECTION 8. NEGATIVE COVENANTS                                              39

         8.01 Liens                                                        39
         8.02 Consolidation, Merger, Sale of Assets, etc.                  39
         8.03 Dividends                                                    39
         8.04 [Intentionally omitted]                                      40
         8.05 Advances, Investments and Loans                              40
         8.06 Transactions with Affiliates                                 40
         8.07 Capital Expenditures                                         41
         8.08 Maximum Adjusted Leverage Ratio                              41
         8.09 Minimum Adjusted Tangible Net Worth                          41
         8.10 [Intentionally omitted]                                      41
         8.11 Modifications of Certificate of Incorporation, By-Laws,
              Certain Other Agreements and Collateral                      41
         8.12 Limitation on Restrictions on Subsidiary Dividends and Other
              Distributions                                                41
         8.13 Limitation on Issuances of Capital Stock by Subsidiaries     41
         8.14 Business                                                     42
         8.15 Portfolio Aging                                              42

         8.16 Minimum Current Ratio                                        42

SECTION 9. EVENTS OF DEFAULT                                               42

         9.01 Payments                                                     42
         9.02 Representations, etc.                                        42
         9.03 Covenants                                                    42
         9.04 Default Under Other Agreements                               42
         9.05 Default Under Agreements With Agent                          43
         9.06 Bankruptcy, etc.                                             43
         9.07 ERISA                                                        43
         9.08 Warehouse Security Agreement                                 43
         9.09 [Intentionally omitted]                                      43
         9.10 Management                                                   43
         9.11 Judgments                                                    44
         9.12 Material Adverse Change                                      44
         9.13 Default Not a Condition of a 120-Day Demand                  44

SECTION 10. THE AGENT                                                      44

         10.01 Authorization and Action                                    44
         10.02 Agent's Duties                                              45
         10.03 GE Capital Mortgage Services, Inc. and Affiliates           45
         10.04 Successor Agent                                             45

SECTION 11. MISCELLANEOUS                                                  46

         11.01 Payment of Expenses; Indemnity                              46
         11.02 Notices                                                     51
         11.03 Benefit of Agreement                                        51
         11.04 Remedies Cumulative                                         51
         11.05 Calculations; Computations                                  51
         11.06 Governing Law; Submission to Jurisdiction; Venue            51
         11.07 No Proceedings                                              52
         11.08 Counterparts                                                52
         11.09 Effectiveness                                               52
         11.10 Headings Descriptive                                        52
         11.11 Amendment or Waiver                                         52
         11.12 Survival                                                    52
         11.13 Waiver of Jury Trial                                        53

SCHEDULES

SCHEDULE 6.11     CAPITALIZATION
SCHEDULE 6.12     LIST OF SUBSIDIARIES
SCHEDULE 7.01(p)  CREDIT PACKAGE DOCUMENTS (LIST OF DOCUMENTS TO BE
                  DELIVERED WITH RESPECT TO A PLEDGED MORTGAGE)

EXHIBITS
EXHIBIT A-1       -        FORM OF PLEDGE OF COLLATERAL
EXHIBIT A-2       -        FORM OF REQUEST FOR ADVANCE BY CHECK
EXHIBIT A-3       -        FORM OF REQUEST FOR ADVANCE BY WIRE
EXHIBIT B-1       -        FORM OF WET ADVANCE DISBURSEMENT INSTRUCTION
EXHIBIT B-2       -        FORM OF BORROWER'S WET ADVANCE DISBURSEMENT INSTRUCTION

EXHIBIT C         -        INTENTIONALLY OMITTED
EXHIBIT D         -        FORM OF NOTE
EXHIBIT E         -        FORM OF OPINION OF SPECIAL COUNSEL FOR THE BORROWER
EXHIBIT F-1       -        FORM OF OFFICERS' CERTIFICATE FOR BORROWER
EXHIBIT F-2       -        FORM OF OWNERS' AND OFFICERS' CERTIFICATION
EXHIBIT G         -        CREDIT SCORES
EXHIBIT H         -        FORM OF ACKNOWLEDGEMENT OF COLLATERAL AGENT'S RIGHTS
EXHIBIT I         -        FORM OF WAREHOUSE SECURITY AGREEMENT
EXHIBIT J         -        FORM OF GUARANTY AGREEMENT
EXHIBIT K         -        FORM OF SUPPORT AGREEMENT
EXHIBIT L         -        FORM OF INTERCREDITOR AGREEMENT

         WAREHOUSE CREDIT AGREEMENT (as modified, supplemented or amended from time to time, this "Agreement"), dated as of June 24, 1998, among E-LOAN, INC., a California corporation (the "Borrower"), COOPER RIVER FUNDING INC., a Delaware corporation (the "Lender"), and GE CAPITAL MORTGAGE SERVICES, INC., a New Jersey corporation (the "Agent").

                                   WITNESSETH:
                                   ----------

         WHEREAS, subject to and upon the terms and conditions herein set forth, the Lender is willing to make available to the Borrower the credit facilities provided for herein;

         NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions and Principles of Construction.
                    ------------------------------------------

         1.01     Defined Terms. As used in this 'Agreement, the following terms
                  -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Adjusted Leverage Ratio" shall mean, as to any Person, the ratio of
          -----------------------
the Consolidated Liabilities of such Person to the Adjusted Tangible Net Worth of such Person.

         "Adjusted Tangible Net Worth" shall mean, as to any Person, (x) the
         ----------------------------
sum of, without duplication, the Consolidated Net Worth of such Person and its Subsidiaries, plus an amount equal to 0% of the aggregate principal amount of the Servicing Portfolio of such Person, plus the principal amount of any Indebtedness that is subordinated to the payment of the Obligations on such terms as are acceptable to the Agent and that does not permit or require any principal payment in respect thereof prior to the Expiry Date in effect from time to time, less (y) the sum of (i) the amount of all intangible items, including, without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights, service marks, brand names, write-ups of assets and purchased, capitalized or excess servicing, (ii) all receivables from any officer, director or Affiliate of the Borrower, (iii) all unpaid stock subscriptions, (iv) the Contingent Obligations of such Person as determined by the Agent and (v) any other assets determined by the Agent in its reasonable discretion.

         "Advance" shall have the meaning provided in Section 2.01.
          -------

         "Advance Account" shall mean the depositary account of the Borrower
          ---------------
designated by the Borrower by written notice to the Agent and the Lender.

         "Affiliate" shall mean, as to any Person, any other Person (other
          ---------
than an individual) directly or indirectly controlling, controlled by, or under direct or indirect common control with, such

Person; provided, however, that for purposes of Section 8.06, an Affiliate of
        --------  -------
the Borrower shall include any Person that directly or indirectly owns more than 5% of the Borrower and any officer or director of the Borrower or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

         "Bankruptcy Code" shall mean Title 11 of the United States Code
          ---------------
entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto.

         "Borrower's Wet Advance Disbursement Instruction" shall have the
          -----------------------------------------------
meaning provided in Section 2.05.

         "Borrowing Base" shall mean, as of any date, an amount that is the sum
          --------------
of the following, with respect to all Eligible Mortgage Loans, Eligible Nonconforming Mortgage Loans and Liquid Assets pledged to the Security Agent as of such date: (1) the sum for all Conforming Loans that are Committed Mortgage Loans and are the subject of an Interest Rate Commitment of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 100% of the Market Value of such Mortgage Loan, (2) the sum for all other Conforming Loans that are Committed Mortgage Loans of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (3) the sum for all Jumbo Loans (each of which shall be a Committed Mortgage Loan) which are the subject of an Interest Rate Commitment of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 100% of the Market Value of such Mortgage Loan, (4) the sum for all other Jumbo Loans (each of which shall be a Committed Mortgage Loan) of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (5) the sum for all Mortgage Loans that are FHA Loans, VA Loans or State Loans of the product of (x) the Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (6) 0% of the Market Value of each Mortgage-backed Security, (7) an amount equal to the aggregate principal amount of the Liquid Assets, (8) the sum for all Credit A-Loans of the product of (x) the Nonconforming Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (9) the sum for all Credit B Loans of the product of (x) the Nonconforming Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 99% of the Market Value of such Mortgage Loan, (10) the sum for all Credit C Loans of the product of (x) the Nonconforming Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 98% of the Market Value of such Mortgage Loan and (11) the sum for all Credit D Loans of the product of (x) the Nonconforming Mortgage Loan Aging Percentage with respect to such Mortgage Loan and (y) 0% of the Market Value of such Mortgage Loan.

         "Borrowing Base Valuation Report" shall have the meaning provided in
          -------------------------------
Section 7.13.

         "Business Day" shall mean any day except Saturday, Sunday and any
          ------------
day which shall be in New York, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

         "Cash Equivalents" means (i) securities with maturities of sixty days
          ----------------
or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (ii) certificates of deposit, eurodollar time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements of any commercial bank whose short-term obligations are rated "A-1" by S&P and, if rated by Moody's, "P-1" by Moody's and, if rated by Fitch, "F-1" by Fitch, having maturities of sixty days or less from the date of acquisition, (iii) commercial paper having maturities of sixty days or less from the date of acquisition, rated at least "A-1" by S&P or "P-1" by Moody's and, if rated by Fitch, "F-1" by Fitch, (iv) money market funds rated at least "AAAm" or "AAA-G" by S&P or "P-1" by Moody's and, if rated by Fitch, "AAA" by Fitch, and (v) repurchase agreements with counterparties whose short-term obligations are rated at least "A-1" by S&P or "P-1" by Moody's and, if rated by Fitch, "F-1" with a term of sixty days or less.

         "Code" shall mean the Internal Revenue Code of 1986, as amended from
          ----
time to time.

         "Collateral" shall mean all "Collateral" as defined in the Warehouse
          ----------
Security Agreement.

         "Collateral Agent" shall mean General Electric Capital Corporation in
          ----------------
its capacity as collateral agent pursuant to the Cooper River Security
Agreement.

         "Collateral Documents" shall mean, as to a Mortgage Loan which has
          --------------------
been or is to be pledged to the Security Agent as Collateral, the following documents and instruments:

         (i) The original Mortgage Note executed with respect to such Mortgage Loan by a third party in favor of the Borrower (or properly endorsed to the Borrower if purchased or acquired by the Borrower) and endorsed in blank by the Borrower;

         (ii) The original recorded Mortgage securing such Mortgage Note or a copy of the original Mortgage securing such Mortgage Note, certified by the Borrower or a title company or escrow company reasonably satisfactory to the Security Agent to be a true copy of the original instrument submitted for recording;

         (iii) If the Mortgage Note was purchased by the Borrower, an original properly recorded assignment of the related Mortgage to the Borrower or a copy of such assignment certified by the Borrower or a title or escrow company reasonably satisfactory to the Security Agent to be a true copy of the original instrument submitted for recording and a certified copy of each intervening assignment of such Mortgage, if any;

         (iv) An assignment of the Mortgage by the Borrower to the Security Agent fully completed and in recordable form. If appropriate filing and recording information regarding the Mortgage has not been inserted into the assignment, the Borrower hereby authorizes the Security Agent to insert such information, when available. Such assignment shall not be filed for recordation unless the Security Agent shall in good faith deem such action necessary to further secure any Advances, in which case the Security Agent may file of record any or all such assignments. The Borrower shall immediately reimburse the Security Agent for any and all costs and expenses incurred by the Security Agent in connection with such recordation;

         (v) A closing protection letter executed by an authorized representative of a title insurance company or escrow company reasonably satisfactory to the Agent stating that the closing agent with respect to such Mortgage Loan is an authorized agent of such title insurance company or escrow company; and

         (vi) Such other documents as the Security Agent may reasonably require from time to time, including, without limitation, a copy of any Purchase Commitment or Master Commitment relating to the Mortgage Loan.

         "Collateral Value" shall mean, at any time, with respect to a Mortgage
          ---------------
Loan or a Mortgage-backed Security, the amount resulting from that part of the calculation of the Borrowing Base at such time that relates to such Mortgage Loan or Mortgage-backed Security.

         "Combined Loan-to-Value Ratio" shall mean, as to any Mortgage Loan,
          ----------------------------
the ratio expressed as a percentage that the sum of the original principal balance of such Mortgage Loan and the then current principal balance of any related first priority mortgage bears to the appraised value of the related mortgaged property at the time such Mortgage Loan was originated.

         "Commercial Paper" shall mean the short-term promissory notes of the
          ----------------
Lender.

         "Commercial Paper Rate" shall mean with respect to any calendar month,
          ---------------------
a rate per annum determined by annualizing the aggregate interest expense of Lender (determined on an accrual basis) for such calendar month in respect of
(i) Commercial Paper outstanding during such calendar month and (ii) any borrowings made by Lender under the Liquidity Agreement.

         "Commitment" shall mean the obligation of the Lender to make Advances
          ----------
in an aggregate principal amount outstanding at any time not to exceed $15,000,000.

         "Committed Mortgage Loans" shall mean all Mortgage Loans pledged to
          ------------------------
the Security Agent pursuant to the terms of this Agreement and of the Warehouse Security Agreement (i) which satisfy all of the requirements of any Purchase Commitment or are covered by a Hedging Contract, (ii) which could be delivered under any such Purchase Commitment, and (iii) which, in respect of all Mortgage Loans of a particular type and yield, do not in the aggregate have a principal amount in excess of the sum of (A) the aggregate then remaining amount of all Purchase Commitments the requirements of which are satisfied by Mortgage Loans of such type and yield owned by the Borrower plus (B) the aggregate amount of all Hedging Contracts that cover Mortgage Loans of such type and yield owned by the Borrower.

         "Conforming Loan" shall mean a Mortgage Loan (other than a VA Loan,
          ---------------
an FHA Loan or a State Loan) that is underwritten in conformity with FHLMC or FNMA underwriting standards and is otherwise eligible for purchase by FNMA or FHLMC.

         "Consolidated Liabilities" shall mean, as to any Person, the
          ------------------------
liabilities of such Person and its Subsidiaries determined on a consolidated basis and in accordance with generally accepted accounting principles in the United States, applied on a consistent basis, and shall include in any event the Contingent Obligations of such Person and its Subsidiaries.

         "Consolidated Net Worth" shall mean, as to any Person, the Net Worth
          ----------------------
of such Person and its Subsidiaries determined on a consolidated basis and in accordance with generally accepted accounting principles in the United States, applied on a consistent basis.

         "Consolidated Subsidiaries" shall mean, as to any Person, all
          -------------------------
Subsidiaries of such Person which are or are required to be consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

         "Contingent Obligation" shall mean, as to any Person, any obligation
          ---------------------
of such Person arising from an existing condition or situation that involves uncertainty as to outcome and that will be resolved by the occurrence or nonoccurrence of some future event, including but not limited to any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly; provided,
                                                                  --------
however, that the term Contingent Obligation shall not include endorsements of
-------
instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by the Agent.

         "Cooper River Security Agreement" shall mean the Assignment and
          -------------------------------
Security Agreement dated as of March 1, 1993 among the Lender, the Collateral Agent and the cash collateral bank named therein (as such agreement may be amended, supplemented or modified from time to time).

         "Credit A-Loan" shall mean a Mortgage Loan (other than a Mortgage
          -------------
Loan that satisfies all the requirements of an Eligible Mortgage Loan) the obligor of which has a Credit Score as described on Exhibit G hereto.

         "Credit B Loan" shall mean a Mortgage Loan (other than a Mortgage
          -------------
Loan that satisfies all the requirements of an Eligible Mortgage Loan) the obligor of which has a Credit Score as described on Exhibit G hereto.

         "Credit C Loan" shall mean a Mortgage Loan (other than a Mortgage
          -------------
Loan that satisfies all the requirements of an Eligible Mortgage Loan) the obligor of which has a Credit Score as described on Exhibit G hereto.

         "Credit D Loan" shall mean a Mortgage Loan (other than a Mortgage
          -------------
Loan that satisfies all the requirements of an Eligible Mortgage Loan) the obligor of which has a Credit Score as described on Exhibit G hereto.

         "Credit Documents" shall mean this Agreement, the Note and the
          ----------------
Warehouse Security Agreement.

         "Credit Package Documents" shall have the meaning provided in Section
          ------------------------
7.01(p).

         "Credit Score" shall mean the numeric consumer credit score developed
          ------------
by Fair Isaac & Co., Inc. and referred to as a "FICO Score".

         "Current Ratio" shall mean, as to any Person, the ratio of current
          -------------
assets to current liabilities, as determined in accordance with generally accepted accounting principles in the United States, applied on a consistent basis.

         "Custodian" shall mean, with respect to any Investor, any financial
          ---------
institution selected by such Investor to act as a custodian for Mortgage Loans acquired or to be acquired by such Investor; provided that such financial institution has been approved by the Security Agent and meets all applicable requirements of such Investor to act as such custodian.

         "Default" shall mean any event, act or condition which with notice
          -------
or lapse of time, or both, would constitute an Event of Default.

         "Depositary" shall mean Bankers Trust Company, a New York banking
          ----------
corporation, in its capacity as issuing and paying agent for the Commercial Paper under the Depositary Agreement.

         "Depositary Agreement" shall mean the Depositary Agreement entered
          --------------------
into by the Lender, the Depositary, and the agent under the Liquidity Agreement, as such agreement may be supplemented or modified from time to time.

         "Effective Date" shall have the meaning provided in Section 11.09.
          --------------

         "Eligible Mortgage Loan" shall mean at the time of the determination
          ----------------------
thereof (a) a Mortgage Loan, which at such time (i) is pledged as Collateral pursuant to the terms of this Agreement and of the Warehouse Security Agreement and is not pledged as security for any Indebtedness owing to, or otherwise subject to a Lien for the benefit of, any person other than the Lender, (ii) is a First Mortgage Loan, (iii) is, without duplication, a Conforming Loan, a Jumbo Loan, an FHA Loan, a VA Loan or a State Loan, (iv) is subject to a Purchase Commitment or covered by a Hedging Contract or is a Mortgage Loan that bears interest at an adjustable rate and is covered by a Master Commitment, (v) in the case of a Mortgage Loan that is not subject to a Wet Advance, has an Origination Date that is less than 180 calendar days prior to such time, (vi) in the case of a Mortgage Loan that is subject to a Wet Advance, has an Origination Date that is not more than five Business Days prior to such time and (vii) has a Combined Loan-to-Value Ratio of 100% or less, excluding in all such cases, however, any Mortgage Loan about which any of the representations, warranties and agreements contained in Section 6.18 is not true and correct; provided that, in the case of a Mortgage Loan (other than a State
             --------
Loan), the interest rate on such Mortgage Loan was, as of the date on which such interest rate was set or established, at least equal to the then current market rate of interest for mortgage loans of the same type as determined by the Agent; or (b) a Mortgage-backed Security which at such time (i) is subject to a Purchase Commitment, (ii) is pledged as Collateral pursuant to the terms of this Agreement and of the Warehouse Security Agreement and (iii) was issued by FNMA, FHLMC or GNMA not more than 60 calendar days prior to such time.

         "Eligible Nonconforming Mortgage Loan" shall mean at the time of the
          ------------------------------------
determination thereof, a Mortgage Loan, which at such time (i) is pledged as Collateral pursuant to the terms of this Agreement and of the Warehouse Security Agreement and is not pledged as security for any Indebtedness owing to, or otherwise subject to a Lien for the benefit of, any person other than the Lender, (ii) is, without duplication, a First Mortgage Loan or a Second Mortgage Loan, (iii) is subject to a Purchase Commitment, (iv) has and has had no delinquency with respect to any payment due thereunder, (v) has no deficiencies in respect of the documentation therefor, (vi) is, without duplication, a Credit A- Loan, a Credit B Loan, a Credit C Loan or a Credit D Loan, (vii) in the case of a Mortgage Loan that is not subject to a Wet Advance, has an Origination Date that is less than 20 calendar days prior to such time, (viii) in the case of a Mortgage Loan that is subject to a Wet Advance, has an Origination Date that is not more than five Business Days prior to such time and (ix) has a Combined Loan-to-Value Ratio of 100% or less, excluding in all such cases, however any Mortgage Loan about which any of the representations, warranties and agreements contained in Section 6.18 is not true and correct; provided that the interest
                                                   ---------
rate on such Mortgage Loan was, as of the date on which such interest rate was set or established, at least equal to the then current market rate of interest for mortgage loans of the same type as determined by the Agent.

         "ERISA" shall mean the Employee Retirement Income Security Act of
          -----
1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" shall mean any person (as defined in Section 3(9)
          ---------------
of ERISA) which together with the Borrower or any of its Subsidiaries would be a member of the same "controlled group" within the meaning of Section 414(b), (m),
(c) and (o) of the Code.

         "Event of Default" shall have the meaning provided in Section 9.
          ----------------

         "Existing Indebtedness" shall have the meaning provided in Section
          ---------------------
 8.04(ii).

         "Expiry Date" shall mean the earlier of (i) June 30, 1999 as such
          -----------
date may be extended upon mutual agreement among the Borrower, the Lender and the Agent from time to time, (ii) the date which is fifteen days prior to the Liquidity Termination Date in effect from time to time and (iii) the date that is 120 days after the date on which the Lender shall have given the Borrower the notice referred to in Section 9.13 hereof.

         "Facility Documents" shall mean the Credit Documents, the Collateral
          ------------------
Documents, the Liquidity Agreement, the Depositary Agreement, the Reimbursement Agreement, the Cooper River Security Agreement, any letters of credit issued pursuant to the terms of the Reimbursement Agreement, the Commercial Paper and any agreements entered into by the Lender with placement agent(s) or dealer(s) for the placement or sale of Commercial Paper.

         "Fees" shall mean all fees and expenses required to be paid by the
          ----
Borrower pursuant to Section 3.01.

         "FHA" shall mean the Federal Housing Administration or any successor
          ---
thereto.

         "FHA Loan" shall mean a Mortgage Loan which (i) is eligible for
          --------
insurance by FHA and (ii) is so insured or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as now in effect and as may be hereafter amended from time to time, and is otherwise eligible for inclusion in a GNMA Mortgage-backed Security pool.

         "FHLMC" shall mean the Federal Home Loan Mortgage Corporation or
          -----
any successor thereto.

         "First Mortgage Loan" shall mean a Mortgage Loan that is underwritten
          -------------------
in conformity with underwriting standards approved by the applicable Investor and is secured by a first priority Mortgage.

         "Fitch" shall mean Fitch Investors Service, L.P.
          -----

         "FNMA" shall mean the Federal National Mortgage Association or any
          ----
successor thereto.

         "GNMA" shall mean the Governmental National Mortgage Association or
          ----
any successor thereto.

         "Guaranty Agreement" shall have the meaning provided in Section 5.19.
          ------------------

         "Hedging Contract" shall mean a written contractual arrangement
          ----------------
designed to provide protection against fluctuations in interest rates with respect to Mortgage Loans and commitments made to prospective Mortgage Loan obligors to extend Mortgage Loans at specified rates of interest, in each case in accordance with guidelines acceptable to the Agent.

         "HUD" shall mean the Department of Housing and Urban Development or
          ---
any successor thereto.

         "Indebtedness" shall mean, as to any Person, without duplication,
          ------------
(i) all indebtedness (including principal; interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required in accordance with generally accepted accounting principles to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

         "Initial Borrowing Date" shall mean the date on which the initial
          ----------------------
incurrence of Advances occurs.

         "Insolvency Event" shall mean, with respect to any Person, the
          ----------------
occurrence of any of the following events: (i) such Person shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution, liquidation or reorganization or the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or such Person, or a substantial part of its property, assets or business, shall be subject to, consent to or acquiesce in the appointment of a receiver, trustee, custodian, conservator or liquidator for itself or a substantial portion of its property, assets or business; (ii) corporate action shall be taken by such Person for the purpose of effectuating any of the foregoing; (iii) an order for relief shall be entered in a case under the Bankruptcy Code in which such Person is a debtor; or (iv) involuntary proceedings or an involuntary petition shall be commenced or filed against such Person under any bankruptcy, insolvency or similar law or seeking the dissolution, liquidation or reorganization of such Person or the appointment of a receiver, trustee, custodian, conservator or liquidator for such Person or of a substantial part of the property, assets or business of such Person, or any writ, order, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of the property, assets or business of such Person, and such proceeding or petition shall not be dismissed, or such execution or similar process shall not be released, vacated or fully bonded, within sixty (60) days after commencement, filing or levy, as the case may be.

         "Interest Rate Commitment" shall mean a commitment whereby the
          ------------------------
Borrower agrees to deliver a Mortgage Loan to GE Capital Mortgage Services, Inc., as investor, according to the terms of a Purchase Commitment and GE Capital Mortgage Services, Inc. agrees to a specified interest rate and purchase price for a designated length of time.

         "Investor" shall mean FHLMC, FNMA, GNMA or any financial institution,
          --------
broker, dealer, institutional investor or state agency or instrumentality approved by the Agent.

         "Jumbo Loan" shall mean a Mortgage Loan (other than an FHA Loan, a
          ----------
VA Loan, or a State Loan) that is underwritten in accordance with standards approved by the Agent that are generally comparable to the standards established by FNMA or FHLMC in all respects other than the original principal amount of the Mortgage Loan and that were established by an Investor (other than FHLMC, FNMA or GNMA).

         "Lien" shall mean any mortgage, pledge, hypothecation, assignment,
          ----
deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

         "Liquid Assets" shall mean (i) certificates of deposit of any
          -------------
commercial bank whose short-term obligations are rated "A-1+" by S&P and, if rated by Moody's, "P-1" by Moody's and, if rated by Fitch, "F-1+" by Fitch having maturities of 60 days or less from the date of acquisition and (ii) securities issued or fully guaranteed or insured by the United States Government or any agency thereof having maturities of 60 days or less from the date of acquisition.

         "Liquidity Agreement" shall mean the Liquidity Agreement dated as of
          -------------------
March 1, 1993 among the Lender, the liquidity lenders party thereto and General Electric Capital Corporation, as liquidity agent, as the same may be amended or modified from time to time.

         "Liquidity Lenders" shall mean the banks and financial institutions
          -----------------
that are parties to the Liquidity Agreement from time to time.

         "Liquidity Termination Date" shall mean the earlier of (i) March 31,
          --------------------------
1999, as such date may be extended in accordance with the terms of the Liquidity Agreement and (ii) the date on which the commitment of the Liquidity Lenders under the Liquidity Agreement is terminated following the occurrence of an event of default thereunder.

         "LOC Providers" shall mean those banks and financial institutions
          -------------
that are parties to the Reimbursement Agreement.

         "Margin Stock" shall have the meaning provided in Regulation U of the
          ------------
Board of Governors of the Federal Reserve System.

         "Market Value" shall mean as of any date at which the amount thereof
          ------------
is to be determined, (i) as to any Mortgage-backed Security, the purchase price therefor (exclusive of any accrued interest included in such purchase price) under the Purchase Commitment with respect thereto; and (ii) as to any Mortgage Loan an amount equal to the lower of (A) an amount equal to (1) with respect to a Mortgage Loan that was funded directly by the Borrower to the obligor thereunder, the outstanding principal amount of such Mortgage Loan or (2) with respect to a Mortgage Loan that was purchased by the Borrower, the lesser of (x) the purchase price paid by the Borrower therefor (exclusive of any accrued interest or servicing release premium included in such purchase price) and (y) the outstanding principal amount of such Mortgage Loan, as applicable, (B) the amount determined by the Agent, in its reasonable discretion, as the price (exclusive of any accrued interest that would be included in such price) at which such Mortgage Loan could on the date of such determination be sold in the secondary market to a bona fide investor in an arm's-length transaction and (C) the price at which an Investor has committed to purchase such Mortgage Loan.
--- -----

         "Master Commitment" shall mean a written master commitment or any
          -----------------
other written commitment, on general terms and conditions approved by the Agent, from an Investor to purchase from the Borrower from time to time up to a specified dollar amount of Mortgage Loans without specification of the yield or purchase price of each such Mortgage Loan.

         "Moody's" shall mean Moody's Investors Service, Inc.
          -------

         "Mortgage" shall mean a first or second mortgage, first or second
          --------
deed of trust, first or second deed to secure debt or other first or second security device which is customary and serves the same function as a mortgage under the law and practice in the jurisdiction in which the premises subject to the mortgage are located. For all Mortgage Loans secured by premises located in states in which it is customary to use deeds of trust or security deeds as the security device, a deed of trust or security deed, as the case may be, shall be used as the security device. Mortgages shall, unless the Agent shall otherwise approve, be on forms acceptable to FNMA, GNMA or FHLMC.

         "Mortgage-backed Securities" shall mean securities that are (A)(i)
          --------------------------
issued in accordance with guidelines established by GNMA, FNMA or FHLMC, (ii) guaranteed as to payment by GNMA, FNMA or FHLMC in accordance with the guidelines established by such entities and (iii) secured by a pool of Mortgage Loans originally included as Eligible Mortgage Loans hereunder, or which would have otherwise satisfied the requirements for Eligible Mortgage Loans if such Mortgage Loans had been pledged to the Security Agent pursuant to the terms of this Agreement and of the Warehouse Security Agreement, (B) subject to a Purchase Commitment and (C) issued in book-entry form.

         "Mortgage Bankers' Reporting Forms" shall have the meaning provided
          ---------------------------------
in Section 7.01(o).

         "Mortgage Loan" shall mean a loan evidenced by a Mortgage Note and
          -------------
secured by a Mortgage encumbering a completed one to four family residential property (including, without limitation, condominium units and excluding cooperative ownership interests).

         "Mortgage Loan Aging Percentage" shall mean, as of any date, with
          ------------------------------
respect to any Eligible Mortgage Loan, (i) 100% if such Mortgage Loan has an Origination Date that is less than 90 days prior to such date, (ii) 75% if such Mortgage Loan has an Origination Date that is less than 120 days and more than 89 days prior to such date, (iii) 50% if such Mortgage Loan has an Origination Date that is less than 150 days and more than 119 days prior to such date, (iv) 25% if such Mortgage Loan has an Origination Date that is less than 180 days and more than 149 days prior to such date and (v) 0% if such Mortgage Loan has an Origination Date that is 180 or more days prior to such date.

         "Mortgage Note" shall mean a promissory note executed by a competent
          -------------
party which is secured by a Mortgage.

         "Net Worth" shall mean, as to any Person, the sum of (i) its capital
          ---------
stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with generally accepted accounting principles in the United States, constitutes stockholder equity less (ii) any treasury stock, any unpaid stock subscriptions and any subordinated or other loans from stockholders, in each case to the extent included in clause (i).

         "Nonconforming Commitment" shall have the meaning provided in Section
          ------------------------
 2.01.

         "Nonconforming Mortgage Loan Aging Percentage" shall mean, as of any
          --------------------------------------------
date, with respect to any Eligible Nonconforming Mortgage Loan, (i) 100% if such Mortgage Loan has an Origination Date that is less than 60 days prior to such date, (ii) 50% if such Mortgage Loan has an Origination Date that is less than 90 days and more than 59 days prior to such date and (iii) 0% if such Mortgage Loan has an Origination Date that is 90 days or more prior to such date.

         "Note" shall have the meaning provided in Section 2.06.
          ----

         "Obligations" shall mean all amounts owing to the Lender or the Agent
          -----------
pursuant to the terms of this Agreement and any other Credit Document.

         "Office" shall mean the office of the Agent located at Three Executive
          ------
Campus, Cherry Hill, New Jersey 08002 or such other address as the Agent may specify from time to time in a written notice to the Borrower and the Lender.

         "Origination Date" shall mean, with respect to any Mortgage Loan, the
          ----------------
date such Mortgage Loan was funded to the obligor thereon.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established
          ----
pursuant to Section 4002 of ERISA or any successor thereto.

         "Person" shall mean any individual, partnership, joint venture, firm,
          ------
corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" shall mean any multiemployer plan or single-employer plan as
          ----
defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or by a Subsidiary of the Borrower or an ERISA Affiliate.

         "Purchase Commitment" shall mean a current binding and enforceable
          -------------------
written commitment (or contract for purchase) from an Investor to purchase from the Borrower Mortgage Loans or Mortgage-backed Securities of a particular type and yield owned by the Borrower at a committed price, which commitment shall at all times be subject to approval by the Agent as to terms and conditions.

         "Rating Agency" shall mean each credit rating agency that the Lender
          -------------
shall have requested to provide a credit rating with respect to the Commercial Paper and which is then providing such a credit rating.

         "Reimbursement Agreement" shall mean the Letter of Credit and
          -----------------------
Reimbursement Agreement dated as of March 1, 1993 among the Lender, the banks and financial institutions party thereto and General Electric Capital Corporation, as letter of credit agent, as such agreement may be amended, supplemented or modified from time to time.

         "Reportable Event" shall mean an event described in Section 4043(b)
          ----------------
of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

         "Request for Advance" shall have the meaning provided in Section 2.04.
          -------------------

         "S&P" shall mean Standard & Poor's Corporation.
          ---

         "Second Mortgage Loan" shall mean a Mortgage Loan that is underwritten
          --------------------

in conformity with underwriting standards approved by the applicable Investor and is secured by a second priority Mortgage.

         "Security Agent" shall mean GE Capital Mortgage Services, Inc. in its
          --------------
capacity as security agent for the Lender pursuant to the Warehouse Security Agreement.

         "Servicing Portfolio" shall mean, as to any Person, all Mortgage Loans
          -------------------
the servicing or subservicing rights for which are owned by such Person and with respect to which such Person functions as the servicing institution.

         "State Loan" shall mean a Mortgage Loan that is (i) underwritten in
          ----------
conformity with underwriting standards that are established by a state agency or instrumentality and approved by the Agent and (ii) subject to a Purchase Committment from such state agency or instrumentality.

         "Subsidiary" shall mean, as to any Person, (i) any corporation more
          ----------
than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has (A) more than a 50% equity interest at the time or (B) an interest satisfying the provisions of clause (i) hereof in any general partner of any limited partnership or joint venture.

         "Support Agreement" shall have the meaning provided in Section 5.20.
          -----------------

         "Taxes" shall have the meaning provided in Section 11.01(e).
          -----

         "UCC" shall mean the Uniform Commercial Code as from time to time in
          ---
effect in New Jersey or any other relevant jurisdiction, as applicable.

         "Unfunded Current Liability" of any Plan means the amount, if any, by
          --------------------------
which the present value of the accrued benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

         "VA" shall mean the Veterans Administration or any successor thereto.
          --

         "VA Loan" shall mean a Mortgage Loan which is eligible for guarantee
          -------
by VA and is either so guaranteed or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen's Readjustment Act, as now in effect and as may be hereafter amended from time to time, and is otherwise eligible for inclusion in a GNMA Mortgage-backed Security pool.

         "Warehouse Payment Account" shall mean the segregated direct deposit
          -------------------------
account number 00-377-975 maintained by the Collateral Agent with respect to this Agreement at Bankers Trust Company in accordance with the terms of the Cooper River Security Agreement.

         "Warehouse Security Agreement" shall have the meaning provided in
          ----------------------------
Section 5.09.

         "Wet Advance" shall mean an Advance made by the Lender against the
          -----------
pledge of Eligible Mortgage Loans or Eligible Nonconforming Mortgage Loans with respect to which the Borrower has delivered to the Agent a Request for Advance in accordance with Section 2.04 in lieu of the delivery of the Mortgage Note related thereto: provided, however, that from and after the date on which the
                 --------  -------
Mortgage Note with respect to any such Mortgage Loan is received by the Security Agent, such Advance shall cease to be a Wet Advance.

         "Wet Advance Disbursement Instruction" shall have the meaning provided
          ------------------------------------
in Section 2.05.

         "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any
          -----------------------
corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

         1.02     Principles of Construction. (a) All references to sections,
                  --------------------------
schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

         (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in conformity with those used in the preparation of the financial statements referred to in Section 6.05(a).

         Section 2. Amount and Terms of Credit.
                    --------------------------

         2.01     Commitment. Subject to and upon the terms and conditions set
                  ----------
forth herein, the Lender agrees, at any time and from time to time prior to the Expiry Date (or such earlier date as the Commitment shall have been terminated pursuant to the terms hereof), to make an advance or advances (each an "Advance" and, collectively, the "Advances") to the Borrower, which Advance: (i) shall be made at any time and from time to time in accordance with the terms hereof on and after the Effective Date and prior to the Expiry Date; (ii) shall bear interest as provided in Section 2.07; (iii) may be prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall be made against the pledge by the Borrower of Eligible Mortgage Loans, Eligible Nonconforming Mortgage Loans or Liquid Assets as Collateral for such Advance as provided herein and in the Warehouse Security Agreement; provided, however, that (1) the aggregate
                                  --------  -------
principal amount of Advances outstanding at any time shall not exceed the lesser of (x) the Commitment and (y) the Borrowing Base, at such time, (2) the aggregate principal amount of Advances outstanding at any time secured by Mortgage-backed Securities shall not exceed 0% of the Commitment, (3) the aggregate principal amount of Wet Advances outstanding at any time shall not exceed 30% of the Commitment, (4) the aggregate principal amount of Advances outstanding at any time secured by Jumbo Loans shall not exceed 75% of the Commitment, (5) the aggregate principal amount of Advances outstanding at any time secured by Eligible Nonconforming Mortgage Loans shall not exceed $1,500,000 (the "Nonconforming Commitment"), (6) the aggregate principal amount of Advances outstanding at any time secured by Credit A- Loans shall not exceed 100% of the Nonconforming Commitment, (7) the aggregate principal amount of Advances outstanding at any time secured by Credit B Loans shall not exceed 100% of the Nonconforming Commitment, (8) the aggregate principal amount of Advances outstanding at any time secured by Credit C Loans shall not exceed 50% of the Nonconforming Commitment and (9) the aggregate principal amount of Advances outstanding at any time secured by Credit D Loans shall not exceed 0% of the Nonconforming Commitment.

         2.02     Minimum Borrowing Amount. The principal amount of each
                  ------------------------
Advance shall not be less than $500.

         2.03     Pledge of Collateral. Whenever the Borrower desires to
                  --------------------
pledge a Mortgage Loan or Mortgage-Backed Security to the Security Agent, it shall deliver to the Agent at its office a pledge of Collateral substantially in the form of Exhibit A-1 (the "Pledge of Collateral"). Each Pledge of Collateral:
(i) shall be appropriately completed by an authorized employee of the Borrower to describe the Collateral to be pledged; and (ii) shall have attached thereto each of the Collateral Documents required in the Pledge of Collateral, including, without limitation, in the case of a Mortgage Loan with respect to which a Wet Advance is being requested in accordance with Section 2.04, an assignment by the Borrower to the Security Agent of the related Mortgage fully completed and in recordable form.

         2.04     Request for Advance. Whenever the Borrower desires to incur
                  -------------------
an Advance hereunder, it shall deliver to the Agent at its Office a request for Advance substantially in the form of Exhibit A-2 or Exhibit A-3, as applicable (the "Request for Advance") not later than the close of business on the Business Day prior to the proposed date of such Advance; provided, however,
                                                             --------- -------
that before submitting a request for an Advance to be secured by a Mortgage Loan with an outstanding principal amount in excess of $650,000, the Borrower shall have obtained the prior approval of the Agent. Each Request for Advance:
(i) shall be appropriately completed by an authorized employee of the Borrower to specify the aggregate principal amount of the Advance or Wet Advance to be made and the proposed date of such Advance (which shall be a Business Day); and
(ii) shall, in the case of a Wet Advance, include instructions with respect to the disbursement of such Wet Advance.

         2.05     Disbursement of Funds. (a) No later than 3:00 P.M. (New York
                  ---------------------
City time) on the date specified in the Request for Advance with respect to any Advance other than a Wet Advance, the Lender shall make available to the Borrower the amount of such Advance requested to be made on such date by wire transfer of funds to the Borrower's Advance Account.

         (b) No later than 3:00 P.M. (New York City time) on the date specified in the Request for Advance with respect to any Wet Advance, the Agent shall disburse the amount of such Wet Advance directly to the appropriate title company, escrow agent or closing agent, by cashier's check or wire transfer in accordance with the instructions set forth in the related Request for Advance, the Agent's customary practice and the requirements of applicable law.

         (c) In the event that a Wet Advance is disbursed by a cashier's check sent by the Agent or the Agent's bank to the appropriate title company, escrow agent or closing agent, the Agent shall disburse the amount of such Wet Advance under cover of an instruction letter substantially in the form of Exhibit B-1 (a "Wet Advance Disbursement Instruction"). In the event that a Wet Advance is to be disbursed by wire transfer or by a cashier's check printed at the Borrower's office and sent by the Borrower to the appropriate title company, escrow agent or closing agent, the Borrower shall deliver to the appropriate title company, escrow agent or closing agent an instruction letter substantially in the form of Exhibit B-2 (a "Borrower's Wet Advance Disbursement Instruction"). Upon the request of the Agent, the Borrower shall deliver to the Agent a copy of any Borrower's Wet Advance Disbursement Instruction delivered by the Borrower.

         2.06     Note. The Borrower's obligation to pay the principal of, and
                  ----
interest on, all Advances made to it by the Lender shall be evidenced by a promissory note substantially in the form of Exhibit D (the "Note"). The Note shall (i) be executed by the Borrower, (ii) be payable to the order of the Lender and be dated on or prior to the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Commitment and be payable in the aggregate principal amount of the Advances evidenced thereby, (iv) mature, with respect to each Advance evidenced thereby, on the Expiry Date, (v) bear interest as provided in Section 2.07, (vi) be subject to mandatory prepayment as provided in
Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. The Lender will note on its internal records the amount of each Advance made by it and each payment in respect thereof and will prior to any transfer of the Note endorse on the reverse side thereof the outstanding principal amount of Advances evidenced thereby. Failure to make any such notation shall not affect the Borrower's obligations in respect of such Advances.

         2.07     Interest. (a) The Borrower agrees to pay interest in respect
                  --------

of the outstanding principal amount of the Advances from the date the proceeds thereof are made available to the Borrower until the maturity thereof (whether by acceleration or otherwise) (i) with respect to Advances secured by Eligible Mortgage Loans, at a rate per annum equal to 2.00% in excess of the Commercial Paper Rate in effect from time to time and (ii) with respect to Advances secured by Eligible Nonconforming Mortgage Loans, at a rate per annum equal to 2.25% in excess of the Commercial Paper Rate in effect from time to time; provided,
                                                                 --------
however, that with respect to any Advance which is disbursed by cashier's check,
-------
which Advance has been outstanding for less than sixteen days (16), the applicable rate of interest, calculated in accordance with the provisions of this Section 2.07(a), shall be reduced by .50%.

         (b) Overdue principal and, to the extent permitted by law, overdue interest, and any other overdue amount payable by the Borrower hereunder, shall bear interest at a rate per annum equal to 4% per annum in excess of the rate specified in clause (a) above in effect from time to time; provided, however,
                                                           --------  -------
that no Advance shall bear interest at a rate in excess of the maximum rate permitted by applicable law.

         (c) Accrued (and theretofore unpaid) interest shall be payable in respect of the Advances (i) monthly in arrears on the fifth Business Day of each calendar month with respect to interest accrued during the preceding calendar month, (ii) on any prepayment which reduces the outstanding Advances to zero,
(iii) at maturity (whether by acceleration, demand or otherwise) and (iv) after such maturity, on demand. The Agent shall provide the Borrower with a notice setting forth the interest accrued with respect to each calendar month not later than the third Business Day following the end of such calendar month.

         Section 3. Fees.
                    ----

         3.01     Fees. (a) The Borrower shall pay the Agent an administration
                  ----
fee (the "Administration Fee") with respect to each calendar month during the term of this Agreement in an amount equal to the sum of $20.00 for each Mortgage Loan pledged as Collateral for the first time during such calendar month. In addition, the Borrower shall pay all administrative costs of the Lender or the Agent in connection with the making of an Advance and the handling of Collateral, including, but not limited to, the costs of overnight and express delivery, cashier's checks and wire transfers. The Administration Fee and administrative costs with respect to each calendar month. will be due and payable on the fifth Business Day following the end of such calendar month.

         (b) The Agent shall provide the Borrower with a notice setting forth the Administration Fee accrued and the administrative costs with respect to each calendar month not later than the third Business Day following the end of such calendar month.

         Section 4. Prepayments; Payments.
                    ---------------------

         4.01     Voluntary Prepayments. The Borrower shall have the right to
                  ---------------------
prepay the Advances, without premium or penalty, in whole or in part from time to time on the following terms and conditions: (i) the Borrower shall give the Agent at its Office notice of its intent to prepay not later than 2:00 p.m. (New York City time) at least one Business Day prior to the date of such prepayment; provided, however, that with respect to any prepayment of an amount in excess
--------- -------
of 30% of the Advances then outstanding, the Borrower shall give the Agent notice of its intent to prepay at least 5 Business Days prior to the date of such prepayment, and (ii) the amount of such prepayment shall be at least $10,000.

         4.02     Mandatory Prepayments. Except as set forth in Section
                  ---------------------
4.03(b), a prepayment of Advances shall be required, without notice or demand of any kind to the Borrower, as follows:

                  (a) if on any date the aggregate principal amount of Advances outstanding (after giving effect to all other repayments thereof on such date) exceeds the lesser of (x) the Commitment or (y) the Borrowing Base, as then in effect, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to such excess;

                  (b) if on any date the aggregate principal amount outstanding of Advances secured by Mortgage-backed Securities exceeds 0% of the Commitment, the Borrower shall immediately prepay the principal of Advances secured by Mortgage-backed Securities in an aggregate amount equal to such excess;

                  (c) if on any date the aggregate principal amount outstanding of Wet Advances exceeds 30% of the Commitment, the Borrower shall immediately prepay the principal of Wet Advances in an aggregate amount equal to such excess;

                  (d) if on any date the aggregate principal amount outstanding of Advances secured by Jumbo Loans exceeds 75% of the Commitment, the Borrower shall immediately prepay the principal of Advances secured by Jumbo Loans in an aggregate amount equal to such excess;

                  (e) if (i) 60 calendar days shall have elapsed from the date of first issuance of a Mortgage-backed Security in respect of which an Advance has been made hereunder, and (ii) such Mortgage-backed Security has not been sold by the Borrower and paid for by an Investor and (iii) the Advances secured by such Mortgage-backed Security have not been prepaid pursuant to any other clause of this Section 4.02, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage-backed Security;

                  (f) if the Agent shall have notified the Borrower or the Borrower otherwise becomes aware that any Mortgage Loan or Mortgage-backed Security originally included as an Eligible Mortgage Loan or an Eligible Nonconforming Mortgage Loan no longer constitutes an Eligible Mortgage Loan or an Eligible Nonconforming Mortgage Loan pursuant to the terms and standards set forth herein and in the Warehouse Security

Agreement, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage Loan or Mortgage-backed Security;

         (g) if a Mortgage Loan or a Mortgage-backed Security in respect of which an Advance has been made hereunder is sold, the Borrower shall on the date of settlement for such sale prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage Loan or Mortgage-backed Security;

         (h) if 21 calendar days shall have elapsed from the date a Mortgage Loan is sent from the Security Agent to an Investor or the Custodian for an Investor as provided in Section 4.04 and in the Warehouse Security Agreement and such Mortgage Loan has neither been redelivered to the Security Agent nor purchased pursuant to the letter of transmittal delivered therewith, the form of which shall be that customarily used by the Security Agent or, if appropriate, the form required by FNMA or FHLMC, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage Loan;

         (i) if 14 calendar days shall have elapsed from the date on which the Borrower is requested by the Security Agent to obtain a substantially corrected or completed copy of any material document in connection with any Mortgage Loan or Mortgage-backed Security and the same shall not have been delivered to the Security Agent with the appropriate completion or correction, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage Loan or Mortgage-backed Security;

         (j) if (1) there shall be a default in the payment of principal or interest by the obligor under (x) an Eligible Mortgage Loan in respect of which an Advance has been made hereunder and such default shall be continuing for 60 days or more or (y) a Mortgage-backed Security in respect of which an Advance has been made hereunder and such default shall be continuing for 3 Business Days or more or (z) an Eligible Nonconforming Mortgage Loan in respect of which an Advance has been made hereunder and such default shall be continuing for 60 days or more, (2) an Insolvency Event shall occur in respect of an obligor on any Mortgage Loan in respect of which an Advance has been made hereunder or (3) foreclosure or similar proceedings shall be commenced in respect of the premises which secure any Mortgage Loan in respect of which an Advance has been made hereunder, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to the Collateral Value of such Mortgage Loan or Mortgage-backed Security;

         (k) if the Mortgage Loan to be funded with the proceeds of any Wet Advance is not funded on the date of such Wet Advance, the Borrower shall immediately prepay the full principal amount of such Wet Advance;

         (l) if the Mortgage Note in respect of any Mortgage Loan securing a Wet Advance is not delivered to the Lender within five Business Days following the date on which such Wet Advance was made, the Borrower shall immediately prepay the full principal amount of such Wet Advance;

                  (m) if on any date the aggregate principal amount of Advances outstanding at any time secured by Eligible Nonconforming Mortgage Loans exceeds the Nonconforming Commitment then in effect, the Borrower shall immediately prepay the principal of Advances in an aggregate amount equal to such excess;

                  (n) if on any date the aggregate principal amount of Advances secured by Credit A- Loans exceeds 100% of the Nonconforming Commitment, the Borrower shall immediately prepay the principal of Advances secured by Credit A- Loans in an aggregate amount equal to such excess;

                  (o) if on any date the aggregate principal amount of Advances secured by Credit B Loans exceeds 100% of the Nonconforming Commitment, the Borrower shall immediately prepay the principal of Advances secured by Credit B Loans in an aggregate amount equal to such excess;

                  (p) if on any date the aggregate principal amount of Advances secured by Credit C Loans exceeds 50% of the Nonconforming Commitment, the Borrower shall immediately prepay the principal of Advances secured by Credit C Loans in an aggregate amount equal to such excess; and

                  (q) if on any date the aggregate principal amount of Advances secured by Credit D Loans exceeds 0% of the Nonconforming Commitment, the Borrower shall immediately prepay the principal of Advances secured by Credit D Loans in an aggregate amount equal to such excess.

         4.03     Release of Collateral; Substitution. (a) So long as no
                  -----------------------------------
Default or Event of Default has occurred and is continuing or would result therefrom, upon the Borrower's request therefor accompanied by a prepayment by the Borrower of Advances in an amount sufficient to cause the amount of Advances outstanding to be less than or equal to the Borrowing Base (calculated without reference to any Collateral which the Borrower requests be released from the Lien granted pursuant to the Warehouse Security Agreement) and a deposit by the Borrower of such amount as the Agent shall reasonably designate as a reserve for application to any fees, accrued interest or breakage costs payable with respect to the calendar month in which such prepayment occurs, the Security Agent shall, within one Business Day after the later of the receipt of such request or such prepayment and deposit, release from the Lien granted pursuant to the Warehouse Security Agreement and deliver to the Borrower in accordance with the terms of the Warehouse Security Agreement (i) the Collateral corresponding to such Mortgage Loan(s) or Mortgage-backed Security(ies) and (ii) the Collateral Documents pertaining thereto.

         (b) So long as no Default or Event of Default has occurred and is continuing in lieu of any required pre-payment of principal pursuant to Section 4.02, the Borrower may, subject to the terms and conditions hereof and the prior consent of the Agent, substitute and pledge additional Eligible Mortgage Loans and/or Eligible Nonconforming Mortgage Loans (together with all required Collateral Documents with respect thereto) having an aggregate Collateral Value in an amount such that immediately after giving effect to such substitution or addition, such prepayment is no longer required.

         4.04     Sale of Collateral to Investors. (a) The Security Agent
                  -------------------------------
shall arrange, in accordance with the provisions of the Warehouse Security Agreement, for the delivery of Mortgage Loans pledged to the Security Agent to an Investor (or such Investor's Custodian) pursuant to a Purchase Commitment for examination and purchase thereof by such Investor; provided, however, that prior
                                                   --------  -------
thereto the Security Agent shall have received from the Borrower one Business Day's prior written notice describing the Mortgage Loan(s) to be delivered and the shipping or wiring instructions therefor, such notice executed by an authorized employee of the Borrower and identifying the Investor and the price which such Investor has agreed to pay for such Collateral and/or the Mortgage-backed Security that is to be issued against the delivery and release of such Collateral.

         (b) The Security Agent shall release Collateral consisting of Mortgage-backed Securities to the Investor under the related Purchase Commitment on the settlement date specified in such Purchase Commitment by book-entry transfer of such Mortgage-backed Securities to the account of such Investor against the wire transfer to the account of the Security Agent of the full purchase price specified in such Purchase Commitment; provided
                                                      --------
that (i) the Security Agent shall have received from the Investor or the Borrower appropriate instructions with respect to such delivery, transfer and payment and (ii) the Borrower shall have made all deposits (if any) required in connection therewith pursuant to Section 4.04(c) below.

         (c) The Borrower shall make a deposit in immediately available funds into the Warehouse Payment Account by 4:00 p.m. on the Business Day on which the release of the Security Agent's security interest in such Mortgage Loan or Mortgage-backed Securities is scheduled to occur pursuant to the purchase by an Investor under a Purchase Commitment, in an amount equal to the amount by which the aggregate amount of Advances outstanding exceeds the Borrowing Base (calculated without reference to any such Mortgage Loan or Mortgage-backed Security).

         (d) Each delivery of Collateral pursuant to this Section 4.04 shall be accompanied by a bailee letter in accordance with the requirements of the Warehouse Security Agreement. All payments in respect of such Collateral so purchased shall not be deemed received by the Security Agent until such funds constitute "immediately available" funds in the Warehouse Payment Account or such Mortgage-backed Securities have been credited to the account of the Security Agent. For purposes hereof, confirmation of receipt of wired funds shall constitute "immediately available" funds.

         (e) In the event that the Borrower has entered into an agreement which provides for the sale by the Borrower to an Investor of the rights to service any Mortgage Loan (which sale is separate from the sale of such Mortgage Loan) pledged to the Security Agent pursuant to the terms of this Agreement and the Warehouse Security Agreement, the Borrower shall provide such Investor with written notice (in a form satisfactory to the Agent) that the payment for such servicing rights shall be made directly to the Agent for the account of the Lender.

         (f) The Borrower shall deliver to the Agent, on or prior to 10:30 a.m. on the Business Day following receipt by the Security Agent of payment from an Investor for Mortgage Loans (or the right to service Mortgage Loans) or Mortgage-backed Securities purchased, notice designating the Mortgage Loans or Mortgage-backed Securities to which such payment applies. An amount equal to the funds transferred to the Security Agent in respect of Mortgage Loans (or the right to service Mortgage Loans) or Mortgage-backed Securities purchased by an Investor (whether such funds were transferred by the Borrower pursuant to Section 4.04(c) or by the Investor pursuant to Sections 4.04(b), 4.04(d) or 4.04(e)) shall be applied by the Security Agent as a prepayment of Advances.

         4.05     Method and Place of Payment. Except as otherwise specifically
                  ---------------------------
provided herein, all payments under this Agreement and the Note shall be made to the Agent for the account of the Lender not later than 2:00 p.m. (New York City time) on the date when due and shall be made in immediately available funds for deposit to the Warehouse Payment Account. Any payment received after 2:00 p.m. (New York City time) on any Business Day shall be treated as being received on the next succeeding Business Day. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest, fees and penalties shall be payable at the rate otherwise applicable. The Borrower hereby authorizes the Lender, with prior notice to the Borrower by the Lender, to deduct from each Advance to be made hereunder, all amounts due and owing to the Lender or Agent including interest, penalties, fees or mandatory prepayments.

         4.06     Net Payments. All payments made by or on behalf of the
                  ------------
Borrower hereunder will be made without setoff, counter-claim or other defense.

         Section 5. Conditions Precedent.
                    --------------------

         The obligation of the Lender to make each Advance to the Borrower hereunder is subject, at the time of the making of each such Advance (except as hereinafter indicated), to the satisfaction of the following conditions:

         5.01     Execution of Agreement; Note. On or prior to the Initial
                  ----------------------------
Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Lender the Note executed by the Borrower in the amount, maturity and as otherwise provided herein.

         5.02     No Default; Representations and Warranties. At the time of
                  ------------------------------------------
the making of each Advance and also after giving effect thereto (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Advance.

         5.03     Request for Advance. Prior to the making of each Advance,
                  -------------------
the Agent shall have received a Request for Advance with respect thereto meeting the requirements of Section 2.04.

         5.04     Opinion of Counsel. On the Initial Borrowing Date, the Lender
                  ------------------
shall have received from outside counsel for the Borrower (who shall be reasonably satisfactory to the Lender) an opinion addressed to the Lender and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transactions contemplated herein as the Lender may reasonably request.

         5.05     Diligence. On or prior to the Effective Date, the Agent shall
                  ---------
have satisfactorily completed its due diligence review of the Borrower's operations, business, financial condition and underwriting and origination of Mortgage Loans.

         5.06     Corporate Documents: Proceedings. (a) On the Initial
                  --------------------------------
Borrowing Date, the Lender shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of the Borrower, and attested to by the Secretary or any Assistant Secretary of the Borrower, substantially in the form of Exhibit F-1 and with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of the Borrower, the resolutions of the Borrower referred to in such certificate and a good-standing certificate from the Secretary of State of the jurisdiction of incorporation of the Borrower.

         (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated in this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Lender, and the Lender shall have received all information and copies of all documents and papers, including records of corporate proceedings and governmental approvals, if any, which the Lender reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

         5.07     Financial Statements. On or prior to the Initial Borrowing
                  --------------------
Date, the Lender shall have received (i) the consolidated and consolidating balance sheets of the Borrower and its Consolidated Subsidiaries for the fiscal year most recently ended and the related statements of income and retained earnings and statements of cash flows of the Borrower and its Consolidated Subsidiaries for such fiscal year, in each case certified by an independent certified public accountant reasonably acceptable to the Lender and prepared in accordance with generally accepted accounting principles in the United States consistently applied, together with any "management letters" detailing any "material weaknesses in internal controls" (as defined by the Financial Accounting Standards Board) noted by such accountants for such period and (ii) copies of any uniform single audit reports in respect of the Borrower required or requested by FNMA or FHLMC, any audits or financial reports in respect of the Borrower completed or requested by HUD, GNMA, FNMA, FHLMC or any other governmental agency or Investor and any Mortgage Bankers' Reporting Forms prepared by the Borrower, in each case during the year preceding the date hereof.

         5.08     Mandatory Prepayment. After giving effect to the proposed
                  --------------------
Advance, no prepayment would be required pursuant to Section 4.02.

         5.09     Warehouse Security Agreement. The Borrower shall have duly
                  ----------------------------
authorized, executed and delivered a Warehouse Security Agreement substantially in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Warehouse Security Agreement") covering all of the Borrower's present and future Collateral, together with:

         (a) acknowledgment copies of proper financing statements (Form UCC-1) duly filed under the UCC of each jurisdiction as may be necessary or, in the opinion of the Security Agent, desirable to perfect the security interests purported to be created by the Warehouse Security Agreement;

         (b) certified copies of "Requests for Information or Copies" (Form UCC-11), or equivalent reports, listing the financing statements referred to in clause (a) above and all other effective financing statements that name the Borrower as debtor and that are filed in the jurisdictions referred to in said clause (a), together with copies of such other financing statements (none of which shall cover the Collateral, except to the extent evidencing Liens permitted pursuant to
         Section 8.01); and

         (c) evidence of the completion of all other recordings and filings of, or with respect to, the Warehouse Security Agreement and the taking of all other actions as may be necessary or, in the opinion of the Security Agent, desirable to perfect the security interests purported to be created by the Warehouse Security Agreement.

         5.10     No Adverse Change. Since April 30, 1998, there shall have
                  -----------------
been no material adverse change in the operations, business, property, assets or financial condition or prospects of the Borrower.

         5.11     Insurance. On or prior to the Initial Borrowing Date, the
                  ---------
Lender shall have received from the Borrower, a copy of a fidelity bond and policy of insurance containing errors and omissions coverage and such other insurance as the Lender shall require, each of which policies, where applicable, shall be in such form, with such companies and in such amounts as are in accordance with the Agent's requirements and shall name the Lender and the Agent as loss payees and certificate holders.

         5.12     [Intentionally omitted]

         5.13     Delivery of the Collateral. Prior to the making of an
                  --------------------------
Advance, the Security Agent shall have received (a) if such Advance is to be made inrespect of Mortgage Loans and is not to be a Wet Advance, the Collateral Documents relating to the Mortgage Loans pledged to secure such Advance; (b) if such Advance is to be a Wet Advance, a duly executed assignment by the Borrower to the Security Agent of the related Mortgage fully completed and in recordable form, a copy of the Purchase Commitment or the Master Commitment, if applicable, and satisfactory confirmation that the Collateral Documents relating thereto are to be delivered to an escrow agent, closing agent or title company acceptable to the Lender with instructions that such Collateral Documents are to be delivered directly to the Security Agent; or (c) if such Advance is to be made in respect of Mortgage-backed Securities, copies of the applicable mortgage schedules and FNMA,

FHLMC or GNMA delivery schedules, the confirmed trade ticket and satisfactory confirmation of the Security Agent's interest in such Mortgage-backed Securities.

         5.14     Fees. Prior to the making of an Advance, the Borrower shall
                  ----
have paid all Fees then due and payable to the Lender and the Agent.

         5.15     No Litigation. There shall be no judgment, order, injunction
                  -------------
or other restraint which shall prohibit or impose, and no litigation pending or threatened against or affecting the Borrower or any of its Subsidiaries which, in the opinion of the Lender or the Agent, would prohibit or result in the imposition of materially adverse conditions upon, the financing contemplated hereby, or otherwise have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

         5.16     Liquidity Agreement. The Liquidity Agreement shall be in full
                  -------------------
force and effect and the Lender shall have obtained sufficient funds to permit it to make such Advance through the issuance of Commercial Paper as provided in the Liquidity Agreement or through the borrowing of such funds from the Liquidity Lenders.

         5.17     Acknowledgment. On or prior to the Initial Borrowing Date,
                  --------------
the Borrower shall have executed and delivered to the Agent an Acknowledgment of Collateral Agent's Rights substantially in the form of Exhibit H pursuant to which the Borrower shall have acknowledged that all of the right, title and interest of the Lender in and to this Agreement, the Note and the Collateral has been pledged and assigned to, and will be enforceable by, General Electric Capital Corporation, as Collateral Agent for the secured parties under the Cooper River Security Agreement.

         5.18     Legal or Regulatory Proceedings. On or prior to the Initial
                  -------------------------------
Borrowing Date, the Borrower shall have delivered to the Agent certificates of the principal shareholders and senior officers of the Borrower, in substantially the form of Exhibit F-2, with respect to certain legal and regulatory proceedings relating to such persons.

         5.19     Guaranty Agreement. On or prior to the Initial Borrowing
                  ------------------
Date, the Lender shall have received from Christian A. Larsen and Janina D. Pawlowski (each a "Guarantor" and collectively the "Guarantors") a duly executed Guaranty and Surety Agreement substantially in the form of Exhibit J hereto (as modified, supplemented or amended from time to time, the "Guaranty Agreement").

         5.20     Support Agreement. On or prior to the Initial Borrowing Date,
                  -----------------
the Lender shall have received from Christian A. Larsen and Janina D. Pawlowski a duly executed Support Agreement substantially in the form of Exhibit K hereto (as modified, supplemented or amended from time to time, the "Support Agreement").

         5.21     Intercreditor Agreement. Within sixty (60) days after the
                  -----------------------
Borrower shall have entered into any agreement with a lender pursuant to which such lender agrees to make available to the Borrower a revolving warehouse line of credit, the Borrower shall deliver to the Agent an

Intercreditor Agreement substantially in the form of Exhibit L hereto, duly executed by such lender and by the Borrower (as modified, supplemented or amended from time to time, the "Intercreditor Agreement").

         5.22     Treatment of Existing Liens. Within ten (10) days after the
                  ---------------------------
Initial Borrowing Date, the Borrower shall have delivered to the Agent for filing a proper amendment to financing statement (Form UCC-2) duly executed by Silicon Valley Bank, evidencing the amendment of the original financing statement filed by such lender to make clear that the collateral covered by such financing statement does not include any of the Collateral.

         The acceptance of the benefits of each Advance shall constitute a representation and warranty by the Borrower to the Lender that all the conditions specified in Sections 5.02, 5.08, 5.10 and 5.15 exist as of that time. All of the Note, certificates and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Agent at the Office for the account of the Lender and shall be reasonably satisfactory in form and substance to the Agent.

         Section 6.        Representations. Warranties and Agreements.
                           ------------------------------------------

         In order to induce the Lender to enter into this Agreement and to make the Advances, the Borrower makes the following representations, warranties and agreements as of the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Note and the making of the Advances (with the execution and delivery of this Agreement and the making of each Advance thereafter being deemed to constitute a representation and warranty that the matters as specified in this Section 6 are true and correct in all respects on and as of the date hereof and as of the date of such Advance, unless stated to relate to a specific earlier date):

         6.01     Corporate Status. Each of the Borrower and its Subsidiaries
                  ----------------
(i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its property and assets and to transact the business in which it is engaged and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business and operations of the Borrower.

         6.02     Corporate Power and Authority. The Borrower has the corporate
                  -----------------------------
power to execute, deliver and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents. The Borrower has duly executed and delivered each of the Credit Documents, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity.

         6.03     No Violation. Neither the execution, delivery or performance
                  ------------
by the Borrower of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a material default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien other than a Lien permitted pursuant to Section 8.01 upon any of the property or assets of the Borrower pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Borrower is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws of the Borrower.

         6.04     Governmental Approvals. No order, consent, approval, license,
                  ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

         6.05     Financial Statements; Financial Condition; Undisclosed
                  ------------------------------------------------------
Liabilities; etc. (a)
----------------
The consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries and the related consolidated and consolidating statements of income and retained earnings and statements of cash flows of the Borrower and its Consolidated Subsidiaries furnished to the Lender in accordance with Section 5.07 hereof present fairly the consolidated and consolidating financial condition of the Borrower and its Consolidated Subsidiaries at the dates of such balance sheets and the consolidated and consolidating results of the operations of the Borrower and its Consolidated Subsidiaries for the fiscal periods covered by such statements of income and retained earnings and statements of cash flows. All such financial statements have been prepared in accordance with generally accepted accounting principles and practices in the United States consistently applied. Since April 30, 1998 there has not been any material adverse change in the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

         (b) Except as fully reflected on the financial statements referred to in Section 6.05(a), there will be as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, would be material to the Borrower or to the Borrower and its Subsidiaries taken as a whole.

         6.06     Litigation. There are no actions, suits or proceedings
                  ----------
pending or threatened (i) with respect to any Credit Document or (ii) that could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower.

         6.07     True and Complete Disclosure. All factual information (taken
                  ----------------------------
as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower to the Lender or the Agent (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the Warehouse Security Agreement or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower to the Lender or the Agent will be, true and accurate in all material respects on the date furnished to the Lender or the Agent and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

         6.08     Use of Proceeds; Margin Regulations. All proceeds of each
                  -----------------------------------
Advance will be used by the Borrower for the financing of the Borrower's mortgage lending business; provided that no part of the proceeds of any Advance
                           --------
will be used by the Borrower to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Advance nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

         6.09     Tax Returns and Payments. The Borrower and each of its
                  ------------------------
Subsidiaries has filed all tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith and for which adequate reserves have been established. The Borrower and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of the Borrower or such Subsidiary, as the case may
be) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

         6.10     Compliance with ERISA. Each Plan is in substantial compliance
                  ---------------------
with ERISA and the Code; no Reportable Event has occurred with respect to a Plan; no Plan is insolvent or in reorganization, no Plan has an Unfunded Current Liability, and no Plan has an accumulated or waived funding deficiency or permitted decreases in its funding standard account within the meaning of
Section 412 of the Code; neither the Borrower nor any ERISA Affiliate of the Borrower has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of
ERISA or Section 4971 or 4975 of the Code or expects to incur any liability under any of the foregoing sections on account of the termination of, participation in or contributions to any such Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no Lien imposed under the Code or ERISA on the assets of the Borrower exists or is likely to arise on account of any Plan; and the Borrower may terminate contributions to any other employee benefit plans maintained by it without incurring any material liability to any Person interested therein.

         6.11     Capitalization. Set forth on Schedule 6.11 is an accurate
                  --------------
and complete list of all Persons who own 5% or more of the voting stock of the Borrower, together with the percentage ownership of each. All outstanding shares of the Borrower's capital stock have been duly and validly issued, are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock except as set forth on Schedule
6.11 hereto.

         6.12     Subsidiaries. Set forth on Schedule 6.12 is an accurate and
                  ------------
all Subsidiaries of the Borrower and the percentage ownership by the Borrower in each such Subsidiary on the Effective Date, together with a brief description of the business of each such Subsidiary.

         6.13     Compliance with Statutes, etc. The Borrower and each of its
                  -----------------------------
Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not (i) in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower and (ii) affect in any respect the validity or enforceability of any Credit Document or the Security Agent's rights in the Collateral.

         6.14     Investment Company Act. Neither the Borrower nor any
                  ----------------------
Subsidiary of the Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         6.15     No Burdensome Agreement. Neither of the Borrower nor any
                  -----------------------
Subsidiary is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction which by its terms would have a material adverse effect on the business, condition (financial or otherwise), operations or properties of the Borrower or such Subsidiary or on the ability of the Borrower to carry out its obligations under the Note or the other Credit Documents to which it is a party.

         6.16     Security Interests. The Warehouse Security Agreement creates,
                  ------------------
as security for the Obligations, valid and enforceable security interests in and Liens on all of the Collateral in favor of the Security Agent on behalf of the Lender which are perfected and superior and prior to the rights of all third Persons and subject to no other Liens (other than Liens permitted pursuant to Section 8.01). The Borrower has, or will have at the time of pledge thereof, good and marketable title to all of the Collateral, free and clear of all Liens except those described in the preceding sentence.

         6.17     Registration. The Borrower currently is, and will be at all
                  ------------
times at which any Advance is outstanding hereunder, licensed, registered, approved, qualified or otherwise authorized in good standing to the extent required under applicable law, as a mortgage banker, mortgage broker, real estate broker, servicer of mortgage loans or otherwise in each jurisdiction in which the conduct of its business requires such licensing, registration, approval, qualification or other authorization, including, without limitation, as applicable, as a (i) GNMA approved seller and/or servicer of Mortgage Loans and issuer of Mortgage-backed Securities guaranteed by GNMA, (ii) FNMA approved seller and/or servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FNMA, (iii) FHLMC approved seller and/or servicer of Mortgage Loans, eligible to originate, purchase, hold, sell and service Mortgage Loans to be sold to FHLMC, (iv) lender in good standing under the VA loan guaranty program eligible to originate, purchase, hold, sell and service VA Loans, (v) HUD approved lender, eligible to originate, purchase, hold, sell and service FHA Loans and (vi) licensed mortgage banker in each state in which it originates Mortgage Loans. To the best of the Borrower's knowledge, all appraisers providing services in connection with the origination of Mortgage Loans by the Borrower have all licenses, registrations, approvals and qualifications required by all applicable laws or regulations.

         6.18     Representations Relating to the Mortgage Loans. (a) At all
                  ----------------------------------------------
times during which a Mortgage Loan is pledged as Collateral for Advances hereunder, such Mortgage Loan will (i) be an FHA Loan, a VA Loan, a Conforming Loan, a Jumbo Loan, a State Loan, a Credit A- Loan, a Credit B Loan, a Credit C Loan or a Credit D Loan; (ii) be an Eligible Mortgage Loan or an Eligible Nonconforming Mortgage Loan and be free of any default and the Borrower will have had no notice of any event which has occurred which may, with the passage of time or the giving of notice, or both, become a default; (iii) comply with the terms of this Agreement and with the relevant Purchase Commitment and/or Master Commitment, if any; (iv) be a legal, valid and binding obligation of the mortgagor and the mortgagee thereunder enforceable in accordance with its terms and subject to no offset, defense or counterclaim, obligating such mortgagor to make the payments specified therein, and each FHA Loan and each VA Loan will be fully eligible for, and the Borrower will have complied with all applicable requirements of law, rule or regulation in respect of, FHA insurance or VA guaranty, respectively; (v) if such Mortgage Loan is an Eligible Nonconforming Mortgage Loan, be subject to a Purchase Commitment, or if such Mortgage Loan is an Eligible Mortgage Loan, be subject to a Purchase Commitment or Hedging Contract or, if it is a Mortgage Loan that bears interest at an adjustable rate, a Master Commitment which Purchase Commitment or Master Commitment is a legal, valid and binding obligation of the Investor party thereto, is enforceable against such Investor in accordance with its terms (subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally and the effect of equitable principles whether applied in an action at law or a suit in equity), and, except as is otherwise notified in writing by the Borrower to the Lender and Agent, permits the assignment thereof to the Security Agent; (vi) be owned by the Borrower and be subject to no Lien or claim whatsoever, either legal or equitable, other than that granted to the Security Agent for the benefit of the Lender; (vii) be fully disbursed, the final disbursement to the mortgagor in connection therewith having been made no more than 30 days prior to the date of pledge if such disbursement was made by the Borrower (unless such Mortgage Loan is delivered as Collateral securing the initial Advance made to the Borrower hereunder); (viii) not be modified (except as to correction of clerical or scrivener errors), amended, superseded or otherwise subject to any other agreement or contract of any kind with the relevant mortgagor under such Mortgage Loan except to the extent such amendment, modification or other agreement or contract has been disclosed in writing to the Security Agent by the Borrower at the time of the pledge and does not affect the salability of such Mortgage Loan pursuant to any applicable Master Commitment or Purchase Commitment; (ix) be a valid first or second lien on the mortgaged premises subject thereto; (x) if required by the Investor, have a title insurance policy or binder, in ALTA form satisfactory to the Agent insuring the priority of the Borrower's first or second lien therein subject only to (1) the lien of the related first mortgage, if any, (2) the lien of current real property taxes and assessments, (3) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the related mortgage or deed of trust, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject thereto is located and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the related mortgage or deed of trust and (xi) not have been selected for pledge hereunder utilizing procedures, other than those necessary to comply with the representations and warranties set forth herein, which are adverse to the interests of the Lender.

         (b) At the time of the pledge of each Mortgage Loan, the Borrower will have received with respect to each such Mortgage Loan (i) a hazard insurance policy with a standard mortgagee clause in a form satisfactory to the Agent and with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements securing such Mortgage Loan from time to time or the principal balance owing on such Mortgage Loan, whichever is less and
(ii) a policy, or other satisfactory evidence, of flood insurance or satisfactory documentation to demonstrate that the mortgaged premises are not located in a special flood hazard area. Such documentation will be retained in the Borrower's files relating to such Mortgage Loan.

         (c) With respect to each Mortgage Loan pledged to the Security Agent, the Borrower has fully complied with, and will fully comply with, or the original mortgagee thereof has fully complied with and will fully comply with,
(A) all applicable state and federal laws and regulations, including but not limited to (i) the Real Estate Settlement Procedures Act of 1974, (ii) the Equal Credit Opportunity Act, (iii) the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System, (iv) any laws requiring persons providing appraisals of property values to be properly licensed, and (v) all other usury, disclosure, consumer credit protection or truth-in-lending laws which may apply, and in each such case with all regulations promulgated in connection therewith as the same may be from time to time amended and will maintain sufficient documentary evidence in its file to substantiate such compliance (including, without limitation, delivery of all necessary disclosure statements) and (B) all of the terms and provisions of such Mortgage Loan and of any contractual escrow arrangements applicable thereto.

         6.19     Representations Relating to the Mortgage-backed Securities.
                  ----------------------------------------------------------
At the time a Mortgage-backed Security is pledged as Collateral, such Mortgage-backed Security will be (i) an Eligible Mortgage Loan free of any default, (ii) subject to a Purchase Commitment which is a legal, valid and binding obligation of the Investor party thereto, is enforceable against such Investor in accordance with its terms, permits the assignment thereof to the Security Agent and the Collateral Agent and may be enforced against such Investor by the Security Agent or the Collateral Agent, (iii) comply with all of the terms of such Purchase Commitment, (iv) a legal, valid and binding obligation of the issuer thereof enforceable in accordance with its terms, and
(v) subject to no Lien or claim whatsoever, either legal or equitable, other than that granted to the Security Agent for the benefit of the Lender and the interest of the Investor under the related Purchase Commitment.

         6.20     Insurance. The Borrower has blanket fidelity bond coverage
                  ---------
and errors and omissions insurance coverage in such form, with such companies and in such amounts as are in accordance with standards and requirements satisfactory to the applicable Investor.

         6.21     Title to Property. The Borrower has good and marketable title
                  -----------------
to all of its property, the value of which is included in the financial statements delivered pursuant hereto, subject to no Liens, encumbrances or claims other than those disclosed on such financial statements.

         6.22     No Recourse Sales. No commitment or other contractual
                  -----------------
arrangement pursuant to which the Borrower has sold or currently has a right to sell Mortgage Loans to a third party provides for any recourse to the Borrower except in the event of a breach of representations or warranties made in connection with such sale.

         6.23     Fictitious Names. Neither the Borrower nor any Subsidiary
                  ----------------
of the Borrower operates or does business under any assumed, trade or fictitious name.

         Section 7.        Affirmative Covenants.
                           ---------------------

         The Borrower covenants and agrees that as of the Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitment has terminated, the Note is no longer outstanding and the Advances, together with interest, Fees and all other Obligations, are paid in full:

         7.01     Information Covenants. The Borrower will furnish to the Agent
                  ---------------------
(unless otherwise indicated):

         (a)      Monthly Financial Statements. Within 30 days after the close
                  ----------------------------
         of each monthly accounting period of the Borrower, the consolidated statements of financial condition of the Borrower and its Consolidated Subsidiaries as at the end of such period, and the related consolidated statements of income and retained earnings and statements of cash flows for such period and for the elapsed portion of the fiscal year ended with the last day of such period, setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be in form and substance satisfactory to the Agent and certified as to fairness of presentation by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and accompanied by a certificate from such financial officer to the effect that no Default or Event of Default has occurred and is continuing, and a statement as to the beneficial ownership of all of the issued and outstanding capital stock of the Borrower as at the end of such period, certified as accurate by such financial officer.

         (b)      Annual Financial Statements. Within 90 days after the close
                  ---------------------------
         of each fiscal year of the Borrower, the consolidated and consolidating statements of financial conditions of the Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated and consolidating statements of income and retained earnings and statements of cash flows for such fiscal year, in form and substance satisfactory to the Agent and setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants reasonably acceptable to the Agent, together with a report of such accounting firm stating that its regular audit of the financial statements of the Borrower was conducted in accordance with generally accepted auditing standards.

         (c)      Management Letters. Promptly, and in no event later than
                  ------------------
         five days, after receipt by the Borrower thereof, a copy of any "management letter" received by the Borrower from its certified public accountants detailing any "material weaknesses in internal control" noted by such accountants (as defined by the Financial Accounting Standards Board).

         (d)      Officer's Certificates. At the time of the delivery of the
                  ----------------------
         financial statements provided for in Section 7.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of his knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any actions taken or proposed to be taken to cure any such Default or Event of Default, which certificate shall set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 8.08 and 8.09, at the end of such month or fiscal year, as the case may be.

         (e)      Notices. Promptly (and in no event later than five days
                  -------
         following the occurrence thereof), notice of (i) the occurrence of any event which constitutes a Default or Event of Default, detailing the nature of such Default or Event of Default and any actions taken or proposed to be taken to cure such Default or Event of Default, (ii) the commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries before any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality which
         (A) could result in liability or loss of $250,000 or more, in excess of any applicable insurance coverage to the Borrower or such Subsidiary, as the case may be, or (B) would otherwise materially adversely affect the management or the condition or operations (financial or otherwise) of the Borrower or any of its Subsidiaries, (iii) any change in any of the President, Chief Executive Officer, Chief Financial Officer or Director of Mortgage Banking Operations of the Borrower, or (iv) any loss or any threatened loss known to the Borrower of any authorization, qualification, license or permit issued by any governmental or regulatory authority to the Borrower or any of its Subsidiaries the loss of which could have a material adverse effect upon the financial condition or business of the Borrower or any of its Subsidiaries.

         (f)      Reports Relating to Collateral. In respect of the Collateral,
                  ------------------------------
         bi-weekly or more frequently as Agent may, from time to time, request a position valuation report from the Borrower in a form acceptable to the Agent (the "Position Valuation Report").

         (g)      Monthly Servicing Reports. Within 30 days after the close of
                  -------------------------
         each calendar month in which the Borrower owns a Servicing Portfolio, a consolidated report of the Borrower providing a summary, for all Mortgage Loans the servicing rights to which are owned by the Borrower, regardless of whether such Mortgage Loans are pledged to the Lender, of
         (i) the entities that own such Mortgage Loans, (ii) the original terms of such Mortgage Loans and whether such Mortgage Loans bear interest at a fixed rate or an adjustable rate, (iii) the weighted average interest rate and the weighted average net servicing fee with respect to such Mortgage Loans, (iv) whether any such Mortgage Loans were sold by the Borrower with recourse and the nature of such recourse, (v) which of such Mortgage Loans (A) are current and in good standing, (B) are more than 30, 60 or 90 days past due, respectively, (C) are the subject of pending litigation, bankruptcy or foreclosure proceedings, and (D) have been converted (through foreclosure or other proceedings in lieu thereof) by the Borrower into real estate owned by the Borrower, and (vi) any reserves established by the Borrower for losses in respect of delinquent Mortgage Loans or real estate owned by the Borrower.

         (h)      Other Reports and Filings. Promptly, and in any event within
                  -------------------------
         10 days following the filing thereof, copies of all financial information, proxy materials and other information and reports, if any, which the Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor.

         (i)      Servicing Transactions. (i) Promptly, and in any event within
                  ----------------------
         10 days following the execution thereof, copies of any agreements executed by the Borrower which provide for the sale by the Borrower to an Investor of the rights to service any Mortgage Loan, which sale is separate from the sale of the related Mortgage Loan, pledged to the Security Agent pursuant to the terms of this Agreement and the Warehouse Security Agreement and (ii) written notice not less than 10 days prior to any purchase or sale of mortgage servicing rights or any other transaction which would result in greater than a 10 percent increase or decrease in the aggregate unpaid principal balance of all Mortgage Loans included in the Servicing Portfolio of the Borrower.

         (j)      Leases. Written notice not less than 10 days prior to any
                  ------
         agreement to rent or lease any real or personal property which would result in aggregate payments thereunder by the Borrower (including, without limitation, any property taxes paid as additional rent or lease payments) in excess of $250,000.

         (k)      Capital Expenditures. Written notice not less than 10 days
                  -------------------
         prior to any agreement by the Borrower pursuant to which the Borrower intends to make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) which will exceed $250,000.

         (l)      [Intentionally omitted]

         (m)      Commitment Default. Notice within 2 Business Days of any
                  ------------------
         default under, or of the termination, invalidation or cancellation of, any Purchase Commitment or Master Commitment relating to any Mortgage Loan or Mortgage-backed Security constituting Collateral.

         (n)      Collateral Servicing Report. Within five (5) Business Days
                  ---------------------------
         after the end of each calendar month, a report detailing the identities of the entities other than the Borrower, if any, servicing any Mortgage Loans pledged as Collateral hereunder or which secure a Mortgage-backed Security pledged as Collateral hereunder.

         (o)      Other Information. Promptly, and in any event within five
                  -----------------
         (5) Business Days after the Borrower's receipt or filing thereof, (i) copies of any notices or information given to or received from the holders of any Indebtedness of the Borrower relating to any actual or alleged default, demand for payment or acceleration of payment, or from the PBGC or the United States Department of Labor in connection with any matter arising with respect to ERISA, (ii) copies of all audits completed by HUD, GNMA, FNMA, FHLMC or any other governmental agency or Investor with respect to the Borrower, (iii) all Mortgage Bankers' Financial Reporting Form Statement of Condition (designated as FHLMC Form 1055 and FNMA Form 1002, respectively, and any successor thereto or replacement thereof) (the "Mortgage Bankers' Reporting Forms") filed by the Borrower with FHLMC or FNMA, (iv) copies of any uniform single audit reports required or requested by FNMA or FHLMC, and (v) such other information or documents (financial or otherwise) as the Agent or the Lender may reasonably request.

         (p)      Credit Package Documents. Promptly upon the written request
                  ------------------------
         by the Agent, to the extent available, each of the documents listed in
         Schedule 7.01(p) (collectively, the "Credit Package Documents"), as applicable.

         (q)      Guarantors' Financial Information. (i) Within 90 days after
                  ---------------------------------
         the close of each calendar year, an updated personal financial statement of each Guarantor and (ii) copies of each Guarantor's federal income tax returns within 30 days after the filing date of each such return.

         7.02     Books, Records and Inspections. The Borrower will, and will
                  ------------------------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles in the United States and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or the Lender to visit and inspect any of the properties of the Borrower or such Subsidiary, and to examine the books of record and account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers, employees and independent accountants, all at such reasonable times and intervals and to such extent as the Agent or the Lender may request. Any such inspection and/or examination may include an audit by the Agent of the servicing of the Collateral and the Borrower's Servicing Portfolio and such procedures as the Agent deems appropriate to confirm the reporting of Mortgage Loan balances.

         7.03     Maintenance of Property, Insurance. The Borrower will, and
                  ----------------------------------
will cause each of its Subsidiaries to, (i) keep all property necessary for the operation of its business in good working order and condition, (ii) except as otherwise provided in clause (iii) below, maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks as are customarily insured against by companies in the same or similar business, (iii) maintain fidelity bond coverage and errors and omissions insurance coverage in accordance with standards and requirements reasonably satisfactory to the applicable Investor and the Agent and (iv) furnish to the Agent or the Lender, upon written request, full information as to the insurance carried. The provisions of this Section 7.03 shall be deemed to be supplemental to, but not duplicative of, the provisions of any of the security documents that require the maintenance of insurance.

         7.04     Corporate Franchises. The Borrower will, and will cause each
                  --------------------
of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, qualifications, licenses, permits and patents; provided, however,
                                                           --------- -------
that nothing in this Section 7.04 shall prevent the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or such Subsidiary.

         7.05     Compliance with Statutes, etc. The Borrower will, and will
                  ------------------------------
cause each of its Subsidiaries and will use commercially reasonable efforts to cause each appraiser, correspondent, broker or other service provider that participates with the Borrower in the origination or servicing of Mortgage Loans to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to (1) licensing or registration (as described in Section 6.17 hereof) and (2) environmental standards and controls), except such noncompliances as could not (i) adversely affect in any manner the legality, validity or enforceability of any Mortgage Loan, Mortgage-backed Security, Purchase Commitment or Hedging Contract or (ii) in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole.

         7.06     ERISA. As soon as possible and, in any event, within 10 days
                  -----
after the Borrower or any of its Subsidiaries or ERISA Affiliates knows or has reason to know any of the following, the Borrower will deliver to the Agent a certificate of the Chief Financial Officer of the Borrower setting forth details as to such occurrence and such action, if any, which the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, such Subsidiary, such ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto; that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a Lien under ERISA; that proceedings may be or have been instituted to terminate a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; or that the Borrower, any of its Subsidiaries or ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or with respect to a Plan under Section 4971 or 4975 of the Code or Section 409, 502(i) or 502(1) of ERISA. The Borrower will deliver to the Agent a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Agent pursuant to the first sentence hereof, copies of annual reports and any other notices received by the Borrower or any of its Subsidiaries required to be delivered to the Agent hereunder shall be delivered to the Agent no later than 10 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by the Borrower or such Subsidiary.

         7.07     Performance of Obligations. The Borrower will, and will
                  --------------------------
cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not in the aggregate, have a material adverse effect on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Borrower or of the Borrower and its Subsidiaries taken as a whole.

         7.08     Mortgage Loans. (a) The Borrower will not modify or waive
                  --------------
any term of any pledged Mortgage Loan or release any security or obligor, if as a result thereof such Mortgage Loan would become, nor cause, through any activity or inactivity, a Mortgage Loan to become, ineligible for FHA insurance or VA guaranty, if applicable, or for purchase in accordance with the relevant Master Commitment or Purchase Commitment. The Borrower will notify the Agent of
(i) any payment default in respect of any pledged Collateral which has continued for 30 days, 60 days or 90 days, respectively, (ii) the occurrence of an Insolvency Event of which the Borrower has knowledge in respect of an obligor on any Mortgage Loan pledged as Collateral, (iii) the commencement of foreclosure or similar proceedings in respect of the premises which secure any Mortgage Loan pledged as Collateral and (iv) any other material default in any other term of any pledged Collateral, such notice to be delivered not later than three (3) Business Days following the occurrence thereof in the case of an event specified in clauses (i) or (iii) and promptly upon the Borrower's receiving notice or otherwise becoming aware thereof in the case of an event specified in clauses
(ii) or (iv).

         (b) All FHA Loans, and VA Loans will comply in all respects with all applicable requirements for purchase under the applicable GNMA or FNMA standard form of selling contract for FHA insured and VA guaranteed loans and any supplement thereto then in effect. All Conforming Mortgage Loans will comply in all respects with all applicable requirements for purchase under the applicable FNMA or FHLMC selling contract for Mortgage Loans of such type and any supplement thereto then in effect. All Jumbo Loans will comply in all respects with all applicable requirements for purchase under any Purchase Commitment relating thereto. All State Loans will comply in all respects with all applicable requirements for purchase by the state agency or instrumentality that issued a Purchase Commitment in respect thereof. All Eligible Nonconforming Mortgage Loans will comply in all respects with all applicable requirements for purchase under any Purchase Commitment relating thereto. All Mortgage Loans will be serviced and administered in accordance with all requirements of any Investor that has issued a Purchase Commitment or a Master Commitment applicable thereto.

         7.09     Payment of Taxes. The Borrower will pay and discharge all
                  ----------------
taxes, assessments and governmental charges or liens imposed upon the Borrower or upon the Borrower's income or profits, or upon any properties belonging to the Borrower, prior to the date on which any penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any such property.

         7.10     Corporate Separateness. The Borrower will, and will cause
                  ----------------------
each of its Subsidiaries to, take such actions as are necessary to keep its operations and the operations of each of its Subsidiaries separate and apart from each of the other's, including, without limitation, insuring that all customary formalities regarding the corporate existence of the Borrower and each such Subsidiary, including holding regular meetings and maintenance of its current minute books, are followed.

         7.11     Collateral. The Borrower will (a) warrant and defend the
                  ----------
right, title and interest of the Lender and the Security Agent in and to the Collateral against the claims and demands of all persons whomsoever; (b) service, or cause to be serviced, all Mortgage Loans in accordance with the requirements of the issuers of Master Commitments and Purchase Commitments covering the same and all applicable FHA and VA requirements (including without limitation taking all actions necessary to enforce the obligations of the obligors under such Mortgage Loans) and service, or cause to be serviced, all Mortgage Loans backing Mortgage-backed Securities in accordance with applicable governmental requirements and the requirements of issuers of Purchase Commitments covering the same; (c) hold all escrow funds collected in respect of Mortgage Loans and mortgage loans backing Mortgage-backed Securities in trust, without commingling the same with non-custodial funds, and apply the same for the purposes for which such funds were collected; (d) comply in all respects with the terms and conditions of all Master Commitments and Purchase Commitments, and all extensions, renewals and modifications or substitutions thereof or thereto, and deliver or cause to be delivered to the applicable Investor the Mortgage Loans and Mortgage-backed Securities to be sold under each Purchase Commitment not later than three (3) Business Days prior to the expiration thereof; and (e) maintain, and, upon request, shall make available to the Lender, the Agent or the Security Agent the originals, or copies in any case where the original has been delivered to the Security Agent or to an Investor, of its Mortgage Notes, Mortgages, Purchase Commitments, Master Commitments, Hedging Contracts and all related Mortgage Loan documents and instruments, and all files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data relating to the Collateral.

         7.12     Portfolio Hedging Arrangements. The Borrower will enter into
                  ------------------------------
and maintain from time to time Hedging Contracts with respect to Mortgage Loans held by it and commitments made by it to prospective Mortgage Loan obligors to extend Mortgage Loans at specified rates of interest.

         7.13     Borrowing Base Valuation Reports. The Agent will prepare and
                  --------------------------------
deliver to the Borrower weekly, or more frequently as the Agent may from time to time determine, a report with respect to all Eligible Mortgage Loans, Eligible Nonconforming Mortgage Loans and Liquid Assets pledged to the Security Agent as of such date (a "Borrowing Base Valuation Report"). Unless the Borrower shall, within 48 hours after receiving any such Borrowing Base Valuation Report, notify the Agent that the Borrower disagrees with the information contained therein, the Borrower shall be deemed to have certified to the Agent that, as of the date of the Borrowing Base

Valuation Report: (a) the calculations contained therein are accurate and have been prepared in accordance with the terms and conditions of the Warehouse Credit Agreement; and (b) no prepayment is required under the terms of Section
4.02 of the Warehouse Credit Agreement.

         Section 8. Negative Covenants.
                    ------------------

         The Borrower covenants and agrees that as of the Effective Date, and thereafter for so long as this Agreement is in effect and until the Commitment has terminated, the Note is no longer outstanding and the Advances, together with interest, Fees and all other Obligations, are paid in full, without the prior written consent of the Lender:

         8.01 Liens. The Borrower will not, and will not permit any of its
              -----
Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to (i) any Collateral, or (ii) any right of the Borrower or any of its Subsidiaries to service Mortgage Loans; provided that the provisions of this
                                        --------
Section 8.01 shall not prevent the creation, incurrence, assumption or existence of:

         (a) Liens for taxes not yet due, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established;

         (b) Liens created pursuant to the Warehouse Security Agreement; and

         (c) Liens in favor of FNMA, GNMA or FHLMC on the right of the Borrower to service Mortgage Loans sold to such agencies.

         8.03     Dividends. (a) Upon the occurrence and during the continuance
                  ---------
of any Default or Event of Default (determined after giving effect to any proposed action of the Borrower), the Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower or by such Subsidiary with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower or such Subsidiary now or hereafter outstanding (or any options or warrants issued by the Borrower or such Subsidiary with respect to its capital stock), except that any Subsidiary may pay dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower.

         (b) The Borrower will not at any time declare or pay any dividends, or return any capital, to its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of the Borrower now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its capital stock), or pay any special distributions or bonuses not in the ordinary course of business to any officer or employee that owns capital stock of the Borrower, if after giving effect thereto the Adjusted Tangible Net Worth of the Borrower would be less than the amount required by Section 8.09 hereof.

         8.04     [Intentionally omitted]

         8.05     Advances, Investments and Loans. The Borrower will not, and
                  -------------------------------
will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, except for:

         (a) Mortgage Loans or other loans extended in the ordinary course of the Borrower's or any Subsidiary's mortgage banking business; or

         (b) cash, Cash Equivalents and Mortgage-backed Securities.

         8.06     Transactions with Affiliates. The Borrower will not, and
                  ----------------------------
will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would be obtainable by the Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided, however, that the Borrower
                                       -------- --------
will not, and will not permit any of its Subsidiaries to:

         (a) use, furnish, or rely upon an insurance policy (including but not limited to title insurance and hazard insurance) underwritten by or issued by any Affiliate of the Borrower;

         (b) use, furnish, or rely upon an appraisal issued by any Affiliate or by any Person controlled by any Affiliate of the Borrower except with respect to FHA Loans, VA Loans or State Loans; or

         (c) pledge any Mortgage Loan to the Lender under which the Borrower or any Affiliate thereof is a mortgagor or guarantor for such Mortgage Loan.

         8.07     Capital Expenditures. The Borrower will not, and will not
                  --------------------
permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) other than such expenditures made in the ordinary course of such Person's business in an amount not in excess of $250,000.

         8.08     Maximum Adjusted Leverage Ratio. The Borrower will not permit
                  -------------------------------
its Adjusted Leverage Ratio at any time during any fiscal year to be greater than 15 to 1.

         8.09     Minimum Adjusted Tangible Net Worth. The Borrower will not
                  -----------------------------------
permit its Adjusted Tangible Net Worth at any time during any fiscal year to be less than $1,500,000.

         8.10     [Intentionally omitted]

         8.11     Modifications of Certificate of Incorporation, By-Laws,
                  --------------------------------------------------------
Certain Other Agreements and Collateral. The Borrower will not, without prior
---------------------------------------
written notice to the Lender, amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws, or any agreement entered into by it, with respect to its capital stock, or enter into any new agreement with respect to its capital stock. The Borrower will not, without the prior written consent of the Lender, amend, modify or waive any of the terms of, or settle or compromise any claim with respect to, any Collateral or any Collateral Document.

         8.12     Limitation on Restrictions on Subsidiary Dividends and Other
                  ------------------------------------------------------------
The Distributions.
-----------------
Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or (c) transfer any of its properties or assets to the Borrower, except for such encumbrances or restrictions existing under or by reasons of (i) applicable law, (ii) this Agreement and (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower.

         8.13     Limitation on Issuances of Capital Stock by Subsidiaries.
                  --------------------------------------------------------
The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock and (ii) any issuance of shares after which the Borrower continues to own or control, directly or indirectly, in the aggregate fifty-one percent (51%) or more of the voting capital stock of such Subsidiary.

         8.14     Business. The Borrower will not, and will not permit any of
                  --------
its Subsidiaries to, without the prior written consent of the Lender (which consent shall not be unreasonably withheld), engage (directly or indirectly) in any business other than the business in which the Borrower or such Subsidiary, respectively, is engaged on the Effective Date.

         8.15     Portfolio Aging. The Borrower will not at any time permit the
                  ---------------
aggregate principal amount of the Eligible Mortgage Loans then pledged as Collateral that have an Origination Date that is more than 60 days prior to such time, to exceed 0% of the aggregate principal amount of all Eligible Mortgage Loans that are pledged as Collateral at such time and will not at any time permit the aggregate principal amount of the Eligible Nonconforming Mortgage Loans then pledged as Collateral that have an Origination Date that is more than 60 days prior to such time to exceed 0% of the aggregate principal amount of all Eligible Nonconforming Mortgage Loans that are pledged as Collateral at such time.

         8.16     Minimum Current Ratio. The Borrower will not permit its
                  ---------------------
Current Ratio to be less than 1.0 to 1.0 at any time during any fiscal year.

         Section 9.        Events of Default.
                           -----------------

         Upon the occurrence of any of the following specified events (each an "Event of Default"):

         9.01     Payments. The Borrower shall (i) default in the payment when
                  --------
due of any principal of any Advance or (ii) default, and such default shall continue unremedied for 3 or more days, in the payment when due of any interest on any Advance or any Fees or any other amount owing hereunder or under any Credit Document; or

         9.02     Representations, etc. Any representation, warranty or
                  --------------------
statement made or deemed made by the Borrower herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto or to the Agent as part of the Agent's due diligence review of the Borrower shall prove to be untrue in any material respect on the date as of which made or deemed made; or

         9.03     Covenants. The Borrower shall (i) default in the due
                  ---------
performance or observance by it of any term, covenant or agreement contained in Sections 7.01(e), 7.04, 7.05, 7.06, 7.07, 7.08 or 8 or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Sections 9.01 and 9.02 and clause (i) of this Section 9.03) and such default shall continue unremedied for a period of 15 days; or

         9.04     Default Under Other Agreements. (a) The Borrower or any of
                  ------------------------------
its Subsidiaries shall (i) default in any payment of any Indebtedness pursuant to which the Borrower is obligated in any manner in an amount in excess of $250,000 (other than the Obligations) beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or
(b) any Indebtedness (other than the Obligations) of the Borrower or any Indebtedness of its Subsidiaries pursuant to which the Borrower is obligated in any manner shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof; or

         9.05     Default Under Agreements With Agent. The Borrower, or any of
                  -----------------------------------
its Subsidiaries, shall default under any contract, agreement or arrangement between the Borrower, or such Subsidiary, and the Agent or any Affiliate of the Agent, or the Borrower or such Subsidiary shall terminate, for any reason whatsover (other than the failure of any such Mortgage Loan to be funded to the obligor thereunder), any commitment of the Agent or any Affiliate of the Agent to purchase Mortgage Loans originated or owned by the Borrower or such Subsidiary; or

         9.06     Bankruptcy, etc. An Insolvency Event shall occur with respect
                  ---------------
to the Borrower or any of its Subsidiaries or any Guarantor or any Person who has executed the Support Agreement; or

         9.07     ERISA. Any Plan shall fail to satisfy the minimum funding
                  -----
standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan is, shall have been or is likely to be terminated or the subject of termination proceeding under ERISA, any Plan shall have an Unfunded Current Liability, or the Borrower or any of its Subsidiaries or ERISA Affiliates has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 501(i), 501(1), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code, and there shall result from any such event or events the imposition of a Lien upon the assets of the Borrower or any of its Subsidiaries, the granting of a security interest, or a liability or a material risk of incurring a liability to the PBGC or a Plan or a trustee appointed under ERISA or a penalty under Section 4971 of the Code, which lien, security interest, liability or penalty, singly or in the aggregate exceeds $100,000; or

         9.08     Warehouse Security Agreement. The Warehouse Security
                  ----------------------------
Agreement or any provision thereof shall cease to be in full force and effect, or shall cease to give the Security Agent the Liens, rights, powers and privileges purported to be created thereby, or the Borrower shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Warehouse Security Agreement; or

         9.09     [Intentionally omitted]

         9.10     Management. Steven M. Majerus shall cease to be actively
                  ----------
involved in the management of the Borrower and its Subsidiaries with substantially the same duties as currently performed and, within 90 days thereafter, the Borrower shall have failed to replace such individual with a substitute reasonably satisfactory to the Lender and the Agent, based on such individual's experience and background in mortgage banking; or

         9.11     Judgments. One or more judgments or decrees shall be entered
                  ---------
against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by insurance) of $100,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days after the entry thereof; or

         9.12     Material Adverse Change. A material adverse change shall
                  -----------------------
occur in the financial condition, operations or prospects of the Borrower or any of its Subsidiaries or any Guarantor or any Person who has executed the Support Agreement; or any material adverse action shall be taken by any state or federal regulatory body or any court against the Borrower or any of its Subsidiaries which may result in the loss of any agreement, permit or license of the Borrower or any of its Subsidiaries, or otherwise limit the business or operations of the Borrower or any of its Subsidiaries which loss or limitation would have a material adverse effect on the financial condition, operations or prospects of the Borrower;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Lender shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, the Lender or the holder of the Note to enforce its claims against the Borrower (provided,
                                                                   --------
that, if an Event of Default specified in Section 9.06 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Commitment terminated, whereupon the Commitment of the Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest in respect of all Advances and all Obligations to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

         9.13     Default Not a Condition of a 120-Day Demand. Notwithstanding
                  -------------------------------------------
any of the other terms of this Agreement, including, without limitation, the preceding provisions of this Section 9, the Lender shall have the right to demand payment of the outstanding Advances at any time, upon 120 days' prior written notice to the Borrower, whether or not any Default or Event of Default exists or the Expiry Date has occurred.

         Section 10.       The Agent.
                           ---------

         10.01 Authorization and Action. The Lender hereby appoints and
               ------------------------
authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Lender hereby delegates to the Agent all of its powers hereunder.

         9.14     Consolidation, Merger, Sale of Assets, etc. The Borrower
                  -------------------------------------------
shall, or shall permit any of its Subsidiaries which are engaged in the mortgage banking business to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation (except mergers or consolidations of a Subsidiary into the Borrower, with the Borrower as the surviving corporation), or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets which are material (including, but not limited to, any rights to service Mortgage Loans in the Borrower's Servicing Portfolio), individually or in the aggregate, other than obsolete or worn out property, whether now owned or hereafter acquired, other than in the ordinary course of business as presently conducted and at fair market value, without the prior approval of the Lender or the Agent (which approval shall not be reasonably withheld), except that the Borrower and its Subsidiaries may, in the ordinary course of business, acquire Mortgage Loans for resale and sell Mortgage Loans and Mortgage-backed Securities.

         10.02    Agent's Duties. The Agent shall follow its customary
                  --------------
standards, policies and procedures in performing its duties as Agent hereunder and in performing such duties shall use that degree of care and attention that the Agent exercises with respect to the administration of comparable financing facilities that the Agent extends for its own account. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Agent under or in connection with this Agreement (including, without limitation, the Agent's servicing, administering or collecting Collateral as Security Agent pursuant to the Warehouse Security Agreement), except for its or their own willful misconduct, gross negligence or bad faith. Without limiting the generality of the foregoing, the Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Lender and shall not be responsible to the Lender for any statements, warranties or representations (whether written or oral) made by the Borrower in or in connection with this Agreement; (iii) shall not be responsible to the Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Note, any other Credit Document, any Collateral Document or any other instrument or document furnished pursuant hereto; and (iv) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         10.03    GE Capital Mortgage Services, Inc. and Affiliates. GE Capital
                  -------------------------------------------------
Mortgage Services, Inc. and its Affiliates may generally engage in any kind of business with the Borrower, any of its Affiliates and any person who may do business with or own securities of the Borrower or any of its Affiliates, all as if GE Capital Mortgage Services, Inc. were not the Agent and without any duty to account therefor to the Lender.

         10.04    Successor Agent. The Agent may resign at any time by giving
                  ---------------
written notice thereof to the Lender and the Borrower; provided, that each Rating Agency shall have confirmed in writing that such resignation shall not result in a withdrawal or reduction of the then current rating by such Rating Agency of the Commercial Paper. Upon any such resignation, the Lender shall have the right to appoint a successor Agent, subject to (i) the prior written approval of such successor Agent by each LOC Provider and each Liquidity Lender and (ii) receipt of written confirmation from each Rating Agency that such appointment shall not result in a withdrawal or downgrading of the then current credit rating of the Commercial Paper. If no successor Agent shall have been so appointed by the Lender or shall have accepted such appointed within 15 days after the retiring Agent's giving of notice of resignation, the Agent, on behalf of the Lender, may appoint a successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and from such time the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

         Section 11. Miscellaneous.
                     -------------

         11.01    Payment of Expenses; Indemnity. (a) Whether or not the
                  ------------------------------
transactions contemplated hereby are consummated, in addition to the rights of indemnification granted to the Indemnified Parties under Section 11.01(b) hereof, the Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery, modification, amendment, administration and monitoring of the Credit Documents and the other documents to be delivered thereunder (including the costs in respect of the perfection and maintenance of the security interests and conducting due diligence with respect to the Borrower and its business), including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender and the Agent, and of local counsel who may be retained by the Lender and the Agent, with respect thereto and with respect to advising the Lender and the Agent as to their rights and remedies under the Credit Documents, and including all reasonable costs and expenses in connection with the servicing and liquidation of the Collateral. The Borrower further agrees to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, workout, legal proceedings or otherwise) of the Credit Documents and the other documents to be delivered thereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 11.01(a).

         (b) (i) The Borrower shall reimburse the Lender, upon demand (which demand shall contain reasonable details thereof), for all fees, expenses or increased costs payable by the Lender to any Liquidity Lender pursuant to the Liquidity Agreement due to either (x) the effectiveness of or the introduction of, or any change in, or in the interpretation of, any law or regulation or (y) compliance by such Liquidity Lender with any guideline or request from any central bank or other governmental authority or official (whether or not having the force of law), which subjects such Liquidity Lender (A) to an increase in the cost of making, funding or maintaining any loan or any commitment under the Liquidity Agreement or (B) to make a payment calculated by reference to the principal of, or interest on, such loan or such commitment made by such Liquidity Lender.

             (ii) The Borrower shall reimburse the Lender upon demand (which demand shall contain reasonable details thereof), for all fees, expenses or increased costs payable by the Lender to any Liquidity Lender or any LOC Provider (the Liquidity Lenders and the LOC Providers collectively referred to in this Section 11.01(b) as the "Financial Institutions" and, individually, as a "Financial Institution") pursuant to the Liquidity Agreement or the Reimbursement Agreement, respectively, due to either (x) the effectiveness of or the introduction of, or any change in, or in the interpretation of, any law or regulation or (y) compliance by any Financial Institution with any guideline or request from any central bank or other governmental authority or official (whether or not having the force of law and including, in any event, any law, regulation, interpretation, or guideline with respect to capital adequacy or request in connection with any of the foregoing and any law, regulation, interpretation, guideline or request contemplated by the report dated July, 1988 entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basle Committee on Banking Regulations and Supervisory Practices at the Bank for International Settlements) which has or would have the effect of reducing the rate of return on the capital of such Financial Institution, or any corporation controlling such Financial Institution, as a consequence of its obligations under the Liquidity Agreement, the Reimbursement Agreement or the Letters of Credit, as the case may be, to a level below that which such Financial Institution, or such controlling corporation, could have otherwise achieved but for such adoption, change or compliance (taking into consideration such Financial Institution's, or the respective controlling corporation's, policies with respect to capital adequacy) or which has or would have the effect of increasing the amount of capital required or expected to be maintained by such Financial Institution, or such controlling corporation, as a consequence of its obligations under the Liquidity Agreement, the Reimbursement Agreement or the Letters of Credit, as the case may be.

             (iii) The Borrower shall reimburse the Lender, upon demand (which demand shall contain reasonable details thereof), for any increase in any sum payable by the Lender to any Liquidity Lender under the Liquidity Agreement to compensate such Liquidity Lender for deductions for Liquidity Taxes (as defined below) applicable to such sum (including deductions for Liquidity Taxes applicable to such increase in such sum) such that such Liquidity Lender shall receive an amount equal to the sum it would have otherwise received had no such deductions for Liquidity Taxes been made. As used in this Section 11.01(b), the term "Liquidity Taxes" shall mean any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, with respect to any sum payable under the Liquidity Agreement (but excluding taxes that would not be imposed but for a connection between the Liquidity Lenders or the Liquidity Agent (as the case may be) and the jurisdiction imposing such tax, other than a connection arising by virtue of the activities of the Liquidity Lenders or the Liquidity Agent (as the case may be) pursuant to or in respect of the Liquidity Agreement or under any other Facility Document, including, without limitation, the entering into, the loan of money or the extension of credit pursuant to, the receipt of payments under, or the enforcement of, the Liquidity Agreement or any other Facility Document).

             (iv) The Borrower shall reimburse the Lender, upon demand (which demand shall contain reasonable details thereof), for all costs or expenses payable by the Lender under the Liquidity Agreement for any present or future stamp, recording or documentary taxes or similar levies arising from any payment made under the Liquidity Agreement or from the execution, delivery or registration of, or otherwise with respect to, the Liquidity Agreement or the promissory notes delivered by the Lender thereunder or from the execution, delivery or registration of, or otherwise with respect to, the Liquidity Agreement or such promissory notes.

             (v) The Borrower shall reimburse the Lender, upon demand (which demand shall contain reasonable details thereof), for any increase in any payment payable by the Lender to any LOC Provider under the Reimbursement Agreement to compensate such LOC Provider for deductions of LOC Taxes (as defined below) such that such increase results in a yield to such LOC Provider (after payment of all LOC Taxes) of interest or any other amounts payable under the Reimbursement Agreement at the rates or in the amounts specified in the Reimbursement Agreement. As used in this Section 11.01(b), the term "LOC Taxes" shall mean any present or future stamp or other taxes, levies, imports, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any jurisdiction or by any political subdivision or taxing authority thereof or therein in respect of any payment made under the Reimbursement Agreement (but excluding, in the case of each LOC Provider, any tax imposed on or measured by the net income of such LOC Provider pursuant to the laws of any jurisdiction (or any political subdivision or taxing authority thereof or therein) in which the principal office of such LOC Provider is located).

             (vi) The Borrower shall reimburse the Lender, upon demand (which demand shall contain reasonable details thereof), for all indemnities payable by the Lender to any placement agents or dealers for the Commercial Paper.

             (vii) In the event the Lender enters into agreements for the making of advances to one or more borrowers other than the Borrower, the Lender shall allocate the liability for the costs, expenses and other amounts referred to in clauses (i) through (vi), inclusive, of this Section 11.01(b) and Section 11.01(c) to the Borrower and each other borrower who has so agreed, provided
                                                                    --------
that if such costs, expenses or amounts are attributable to the Borrower or the Credit Documents and not attributable to any other borrower, the Borrower shall be solely liable for such costs, expenses and amounts.

         (c) Without limiting any other rights which the Lender, the Agent, the Security Agent, the LOC Providers, the Liquidity Lenders, the Collateral Agent, the Depositary or any Affiliate of any thereof, as well as their respective directors, officers, employees and agents (each, an "Indemnified Party") may have hereunder or under applicable law, the Borrower hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses, damages, expenses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of, relating to or resulting from this Agreement, any other Facility Document, any Mortgage Loan, Mortgage-backed Security or other Collateral or the use of any proceeds of Advances, excluding, however, Indemnified Amounts to the extent
(i) resulting from gross negligence or willful misconduct (as determined by a final judgment of a court of competent jurisdiction) on the part of such Indemnified Party or any Affiliate of such Indemnified Party which directly or indirectly controls, is controlled by or is under common control with such Indemnified Party or is a director or officer of such Indemnified Party or of an Affiliate of such Indemnified Party or (ii) resulting from negligence (as determined by a final judgment of a court of competent jurisdiction) on the part of such Indemnified Party or any -Affiliate of such Indemnified Party which directly or indirectly controls, is controlled by or is under common control with such Indemnified Party or is a director or officer of such Indemnified Party or of an Affiliate of such Indemnified Party, which negligence directly and proximately results in the loss of a Mortgage Note, the receipt of which Mortgage Note was previously acknowledged in writing by such Indemnified Party and the loss of which Mortgage Note cannot be mitigated by the cooperative efforts of the Borrower and the Indemnified Party. Without limiting or being limited by the foregoing, the Borrower shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from:

                  (i) the making of an Advance secured by a pledge of a Mortgage Loan or Mortgage-backed Security which is not at the date of the creation of such security interest an Eligible Mortgage Loan or an Eligible Nonconforming Mortgage Loan or which thereafter ceases to be an Eligible Mortgage Loan or an Eligible Nonconforming Mortgage Loan;

                  (ii) reliance on any representation or warranty or statement made or deemed made by the Borrower (or any of its officers) under or in connection with any Credit Document which shall have been incorrect when made;

                  (iii) the failure by the Borrower to comply with any applicable law, rule or regulation with respect to any Collateral, or the nonconformity of any Collateral with any such applicable law, rule or regulation;

                  (iv) the failure to vest in the Security Agent under the Warehouse Security Agreement a valid first priority security interest in the Mortgage Loans, the Mortgage-backed Securities and the other Collateral, except as otherwise permitted by this Agreement;

                  (v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Collateral, whether at the time of any Advance or at any subsequent time;

                  (vi) any breach or violation, or alleged violation, of federal or state securities laws in connection with the offering of the Commercial Paper;

                  (vii) any investigation, litigation or proceeding related to this Agreement or, any other Credit Document or the use of proceeds of Advances or in respect of any Mortgage Loan or other Collateral;

                  (viii) the loss, misplacement or destruction of any cashier's check issued by the Lender in respect of any Advance after receipt of such check by the closing agent, escrow agent, title company, attorney or any other authorized party identified in the Request for Advance relating to such Advance, it being understood and agreed that, notwithstanding the indemnity under this Section 11.01(c)(viii) or any such loss, misplacement or destruction, the funds represented by any such lost, misplaced or destroyed cashier's check shall constitute an Advance hereunder; and

                  (ix) the making of any wire transfer to an incorrect account or in an incorrect amount in accordance with instructions received from the Borrower, it being understood and agreed that, notwithstanding the indemnity under this Section 11.01(c)(ix), the funds represented by any such wire shall constitute an Advance hereunder.

         (d) If after the date hereof due to either (a) the effectiveness or introduction of, or any change in, or any change in the interpretation of, any law or regulation by any court or administrative or governmental authority charged with administration thereof or (b) compliance with any guideline or request from any central bank or other governmental authority or official (whether or not having the force of law and including, in any event, any law, regulation or interpretation with respect to capital adequacy or request in connection with any of the foregoing), there shall be an increase in the cost to the Lender of making, funding or maintaining any Advance or the Commitment hereunder or the Lender shall be required to make a payment calculated by reference to the principal of, or interest on, any Advance made by it or the Commitment (other than any such increased cost, reduction in the amount receivable, or payment required to be made resulting from the imposition or an increase in the rate of any Taxes unless such Taxes are payable by the Borrower under Section 11.01(e) or there shall be an increase in the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and the Lender reasonably determines that the amount of such capital is increased by or based upon the existence of the Lender's agreement, in its discretion, to make or maintain Advances hereunder and other similar agreements and facilities), then the Borrower shall, from time to time, upon demand by the Lender, immediately pay to the Lender additional amounts sufficient to compensate the Lender for any such increased cost or increase in capital (to the extent the Lender reasonably determines such increase in capital to be allocable to the existence of the Lender's agreements hereunder). A certificate of an officer of the Lender as to such amounts (and the calculation thereof) submitted to the Borrower shall be conclusive and binding for all purposes, absent manifest error.

         (e) Promptly upon (and in no event later than 10 days following) notice from the Lender or the Agent to the Borrower, the Borrower agrees to pay, prior to the date on which penalties attach thereto, all present and future income, stamp and other taxes, levies, or costs and charges whatsoever imposed, assessed, levied or collected on or in respect of an Advance and/or the recording, registration, notarization or other formalization of an Advance or the execution and delivery or otherwise with respect to the Agreement or the other Credit Documents and/or any payments of principal, interest or other amounts made on or in respect of an Advance (all such taxes, levies, costs and charges being herein collectively called "Taxes"); provided that Taxes shall not
                                                   --------
include taxes imposed on or measured by the overall net income or receipts of the Lender by the United States of America or any political subdivision or taxing authority thereof or therein. The Borrower agrees to also pay such additional amounts equal to increases in taxes payable by the Lender described in the foregoing proviso, which increases arise solely from the receipt by the Lender of payments made by the Borrower described in the immediately preceding sentence of this Section 11.01(e). Promptly (and in no event later than 10 days) after the date on which payment of any such Tax is due pursuant to applicable law, the Borrower will, at the request of the Lender, furnish to the Lender evidence, in form and substance satisfactory to the Lender, that the Borrower has met its obligation under this Section 11.01(e). The Borrower agrees to indemnify the Lender against, and reimburse the Lender on demand for, any Taxes, as reasonably determined by the Lender in good faith. The Lender shall provide the Borrower with appropriate receipts for any payments or reimbursements made by the Borrower pursuant to this Section 11.01(e).

         (f) Notwithstanding anything to the contrary provided herein, the maximum aggregate amount that the Borrower shall be obligated to pay to the Lender or to any Indemnified Party pursuant to the provisions of Sections 11.01(b), (d) and (e) shall be $250,000.

         11.02    Notices. Except as otherwise expressly provided herein, all
                  -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Borrower, the Lender or the Agent, at its address specified opposite its signature below, or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall, when mailed, telegraphed, telecopied or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company or overnight courier, as the case may be, or sent by telecopier, except that notices and communications given to the Agent or the Lender pursuant to Section 2 and
Section 4 shall not be effective until received by the Agent or the Lender, as the case may be.

         11.03    Benefit of Agreement. This Agreement shall be binding upon
                  --------------------
and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not
                               -------- --------
assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent and the Lender. The Lender may at any time assign any of its rights and obligations hereunder or under the Note.

         11.04    Remedies Cumulative. No failure or delay on the part of the
                  -------------------
Agent or the Lender or the holder of the Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Agent or the Lender or the holder of the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or the Lender or the holder of the Note would otherwise have. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or the Lender or the holder of the Note to any other or further action in any circumstances without notice or demand.

         11.05    Calculations; Computations. (a) The financial statements to
                  --------------------------
be furnished to the Lender pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lender); provided that, except as otherwise specifically provided herein, all
         --------
computations determining compliance with Section 8 shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements referred to in Section 6.05(a).

         (b) All computations of interest and the Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days occurring in the period for which such interest or fees are payable.

         11.06 Governing Law; Submission to Jurisdiction; Venue. (a) This
               ------------------------------------------------
Agreement and the other Credit Documents and the rights and obligation of the parties hereunder and thereunder shall be construed in accordance with and be governed by the law of the State of New York, without regard to principles of conflicts of laws. Any legal action or proceeding against the Borrower with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New Jersey located in Camden County or in the United States Federal courts located in Camden County, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.07    No Proceedings. The Borrower hereby covenants and agrees
                  --------------
that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper, it will not institute against, or join any other Person in instituting against, the Lender, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

         11.08    Counterparts. This Agreement may be executed in any number
                  ------------
of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

         11.09    Effectiveness. This Agreement shall become effective on the
                  -------------
date (the "Effective Date") on which the Borrower, the Lender and the Agent shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Agent at its Office.

         11.10    Headings Descriptive. The headings of the several sections
                  --------------------
and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         11.11    Amendment or Waiver. Neither this Agreement nor any other
                  -------------------
Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Lender, the Agent and the Borrower.

         11.12 Survival. All indemnities set forth herein including, without
               --------
limitation, in Section 11.01 shall survive the execution and delivery of this Agreement and the Note and the making and repayment of the Advances.

         Waiver of Jury Trial. THE LENDER, THE AGENT AND THE BORROWER BY
         --------------------
KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE ??H OF THEM MAY HAVE TO A TRIAL BY JURY OF, UNDER OR IN ??N WITH THIS AGREEMENT, THE NOTE AND ANY AGREEMENT ??ATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE ??JCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR ??OR ACTIONS OF ANY PARTY RELATING HERETO OR THERETO. THIS ?? IS A MATERIAL INDUCEMENT FOR THE LENDER AND THE AGENT TO ??TO THIS AGREEMENT.

         WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to ??d deliver this Agreement as of the date first above written.

                                            E-LOAN, INC.
??age Parkway, Suite 102
??CA 94568
??: Steven M. Majerus                       By /s/ Janina Pawlowski
?? No.: (925) 556-2614                      Title: CEO

Capital Mortgage Services, Inc.             COOPER RIVER FUNDING INC.
Executive Campus
?? Hill, NJ 08002
??ion: Martin A. Schroeter                  By /s/ Signature Illegible
??mile No.: (609) 661-7528                  Title: Assistant Treasurer

                                            GE CAPITAL MORTGAGE SERVICES, INC.,
??e Executive Campus                        as Agent
??ry Hill, NJ 08002
??tion: Martin A. Schroeter
??imile No.: (609) 661-7528                 By /s/ Signature Illegible
                                            Title: Vice President

                           AMENDED AND RESTATED NOTE

U.S. $25,000,000                                 ORIGINALLY ISSUED JUNE 24, 1998
                                       AMENDED AND RESTATED AS OF APRIL 26, 1999

     FOR VALUE RECEIVED, E-LOAN, INC., a corporation organized and existing under the laws of California (the "Borrower"), hereby promises to pay to the order of COOPER RIVER FUNDING INC., a Delaware corporation (the "Lender"), in lawful money of the United States of America in immediately available funds on the Expiry Date (as defined in the Warehouse Credit Agreement) the principal sum of TWENTY FIVE MILLION United States Dollars ($25,000,000), or, if less, the aggregate unpaid principal amount of all Advances (as defined in the Warehouse Credit Agreement) made by the Lender to the Borrower pursuant to the Warehouse Credit Agreement.

     The Borrower promises also to pay interest on the unpaid principal amount of each Advance from the date such Advance is made until paid in full, at the interest rates, and at the times, as specified in the Warehouse Credit Agreement.

     This Note is the Note referred to in the Warehouse Credit Agreement dated June 24, 1998, as amended (as so amended, the "Warehouse Credit Agreement"), among the Borrower, the Lender and GE Capital Mortgage Services, Inc., as Agent, and is entitled to the benefits thereof. This Note is secured by the Warehouse Security Agreement.

     This Note is subject to mandatory prepayment as provided in Section 4.02 of the Warehouse Credit Agreement and, in case an Event of Default (as defined in the Warehouse Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Warehouse Credit Agreement.

     The Borrower hereby waives diligence, presentment, protest, demand or notice of every kind in connection with this Note.

     This Note amends, restates and supersedes a Note in the principal amount of $15,000,000 payable to the order of the Lender dated June 24, 1998 (the "Original Note"). However, without duplication, this Amended and Restated Note shall in no way extinguish the Borrower's unconditional obligation to repay all indebtedness evidenced by the Original Note.

     THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

                                        E-LOAN, INC.


                                        By: /s/ Janina Pawlowski
                                           ------------------------
                                        Name:   Janina Pawlowski
                                             ----------------------
                                        Title:  President
                                              ---------------------